SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Check the appropriate box:
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    ☒   Definitive Proxy Statement
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    ☐    Soliciting Material Under Rule 14a-12

MILLER INDUSTRIES, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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8503 Hilltop Drive,
Ooltewah, Tennessee 37363
(423) 238-4171

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2005

    The annual meeting of shareholders of Miller Industries, Inc. will be held at 9:00 a.m. (Eastern Time), on Friday, May 27, 2005, at 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, for the following purposes:

    1.    to elect five (5) directors to hold office for a term of one (1) year or until their successors are duly elected and qualified;

    2.    to consider and act upon a proposal to approve the 2005 Equity Incentive Plan, as described in the accompanying proxy statement; and

    3.    to transact such other business as may properly come before the meeting or any adjournment thereof.

Only shareholders of record at the close of business on April 22, 2005 are entitled to notice of and to vote at the annual meeting. Your attention is directed to the proxy statement accompanying this notice for a complete statement regarding matters to be acted upon at the annual meeting.

                                                            By order of the Board of Directors,

                                                            /s/ Frank Madonia

                                                            Frank Madonia

                                                            Secretary

Atlanta, Georgia
May 2, 2005

We urge you to attend the Annual Meeting. Whether or not you plan to attend, please complete, date and sign the enclosed proxy card and return it in the enclosed postage-paid envelope. You may revoke the proxy at any time before it is voted.

Page

GENERAL	1

VOTING PROCEDURES	1

PROPOSAL 1: ELECTION OF DIRECTORS	2
Introduction	2
Information Regarding Nominees	2
Independence, Board Meetings and Related Information	3
Committees of the Board of Directors	4
Director Nominations	5
Compensation of Directors	5
Certain Business Relationships and Related Transactions

PROPOSAL 2: APPROVAL OF 2005 EQUITY INCENTIVE PLAN	7
Introduction	7
Description of the 2005 Plan	7
Income Tax Consequences	9
New Plan Benefits	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12

COMPENSATION OF EXECUTIVE OFFICERS	13
Summary Compensation Table	13
Option Grants and Exercises in Last Fiscal Year	14
Option Values as of December 31, 2004	14
Employment Contracts, Termination of Employment and Change-in-Control Arrangements	15
Compensation Committee Interlocks and Insider Participation	16
Compensation Committee Report on Executive Compensation	16

ACCOUNTING MATTERS	17
Audit Committee Report	17
Independent Public Accountants	18

CODE OF BUSINESS CONDUCT AND ETHICS	19

EQUITY COMPENSATION PLAN INFORMATION	19

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934	20

PERFORMANCE GRAPH	20

OTHER MATTERS	21
Deadline for Shareholder Proposals for 2006 Annual Meeting	21
Expenses of Solicitation	21

MILLER INDUSTRIES, INC.
8503 Hilltop Drive,
Ooltewah, Tennessee 37363
(423) 238-4171

PROXY STATEMENT FOR
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 27, 2005

GENERAL

This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Miller Industries, Inc. (the “Company” or “Miller Industries”) for use at the annual meeting of shareholders (the “Annual Meeting”) to be held at 1100 Peachtree Street, Suite 2800, Atlanta, Georgia, on Friday, May 27, 2005, at 9:00 a.m. (Eastern Time), and any adjournments or postponements thereof. This proxy statement and the accompanying proxy card were first mailed to shareholders on or about May 3, 2005.

Only holders of the Company’s common stock, $0.01 par value per share (the “Common Stock”), at the close of business on April 22, 2005 are entitled to vote at the Annual Meeting. On such date, the Company had issued and outstanding 11,196,876 shares of Common Stock.

VOTING PROCEDURES

A majority of shares entitled to vote and represented in person or by proxy at the Annual Meeting will constitute a quorum. Abstentions and “non-votes” will be counted for the purposes of determining a quorum. Each outstanding share of Common Stock is entitled to one vote.

The election of the nominees to the Board of Directors requires a plurality of the votes cast by holders of shares of Common Stock present in person or represented by proxy at the Annual Meeting. Therefore, those nominees receiving the greatest number of votes at the Annual Meeting shall be deemed elected, even though such nominees may not receive a majority of the votes cast. The approval of the 2005 Equity Incentive Plan requires affirmative votes by the holders of a majority of the shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting, provided that at least a majority of the outstanding shares of Common Stock are voted for or against, or abstain from voting on, such Plan.

Abstentions and non-votes will not be considered in the election of the nominees to the Board of Directors, but will be treated as votes against the approval of the 2005 Equity Incentive Plan and any other proposals presented to the shareholders. A “non-vote” occurs when a nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the nominee does not have discretionary voting power and has not received instructions from the beneficial owner.

The Board of Directors has designated William G. Miller and Frank Madonia, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. A shareholder who signs and returns a proxy may revoke the proxy at any time before it has been exercised by: (i) attending the Annual Meeting, notifying the Secretary of the Company (or his delegate), and voting in person, (ii) filing with the Secretary of the Company a written revocation, or (iii) duly executing a proxy bearing a later date. Unless revoked, where a choice is specified on the proxy, the shares represented thereby will be voted in accordance with such direction. If no specification is made, such shares will be voted FOR the election of the five director nominees and the approval of the 2005 Equity Incentive Plan, and in the discretion of the proxy holders on any other matter that may properly come before the meeting.

The Board of Directors knows of no matters which are to be brought to a vote at the Annual Meeting, other than those set forth in the accompanying Notice of Annual Meeting. However, if any other matter properly does come before the Annual Meeting, the persons appointed in the proxy, or their substitutes, will vote in accordance with their best judgment on such matters.

PROPOSAL 1

ELECTION OF DIRECTORS

Introduction

Pursuant to the Company’s Charter and Bylaws, the Board of Directors has fixed the number of directors at five. The members of the Board of Directors comprise a single class, and at each annual meeting of shareholders all directors will be elected. The directors elected at the Annual Meeting will serve until the annual meeting of shareholders in 2006 or until their successors are duly elected and qualified. The Board of Directors may fill directorships resulting from vacancies, and may increase or decrease the number of directors to as many as fifteen or as few as three. Executive officers are appointed annually and serve at the discretion of the Board of Directors.

Upon the recommendation of the Nominating Committee, the Board of Directors has nominated Jeffrey I. Badgley, A. Russell Chandler, III, Paul E. Drack, William G. Miller and Richard H. Roberts, the current members of the Board, for re-election as directors. Each such nominee has consented to be named herein and to serve as a director, if elected.

Unless contrary instructions are received, shares of Common Stock represented by duly executed proxies will be voted in favor of the election of the five nominees named above to constitute the entire Board of Directors. The Board of Directors has no reason to expect that the nominees will be unable to serve and, therefore, at this time it does not have any substitute nominees under consideration.

The nominees for election will be elected by a plurality of the votes cast by holders of the shares of Common Stock entitled to vote at the Annual Meeting. Shareholders have no right to vote cumulatively for directors. Each shareholder shall have one vote for each director for each share of Common Stock held by such shareholder.

Information concerning the Board of Directors’ nominees, based on data furnished by them, is set forth below. They are all now directors of the Company. The Board of Directors has determined that three of the five nominees are independent directors under the listing standards of the New York Stock Exchange (“NYSE”).

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE FIVE DIRECTOR NOMINEES.

Information Regarding Nominees

Name of Director	Background Information

Jeffrey I. Badgley
Mr. Badgley, 53, has served as Co-Chief Executive Officer of the Company with William G. Miller since October 2003, as President of the Company since June 1996 and as a director since January 1996. Mr. Badgley served as Chief Executive Officer of the Company from November 1997 to October 2003. In June 1997, he was named Co-Chief Executive Officer of the Company, a title he shared with Mr. Miller until November 1997. Mr. Badgley served as Vice President of the Company from 1994 to 1996, and as Chief Operating Officer of the Company from June 1996 to June 1997. In addition, Mr. Badgley has served as President of Miller Industries Towing Equipment Inc. since 1996. Mr. Badgley served as Vice President—Sales of Miller Industries Towing Equipment Inc. from 1988 to 1996. He previously served as Vice President—Sales and Marketing of Challenger Wrecker Corporation (“Challenger Wrecker”), from 1982 until joining Miller Industries Towing Equipment Inc.

Name of Director	Background Information

A. Russell Chandler, III
Mr. Chandler, 59, has served as a director of the Company since April 1994. He currently serves as Chairman of Datapath, Inc., a company that builds mobile communications trailers for military application, and is founder and Chairman of Whitehall Group Ltd., a private investment firm based in Atlanta, Georgia. Mr. Chandler served as the Mayor of the Olympic Village for the Atlanta Committee for the Olympic Games from 1990 through August 1996. From 1987 to 1993, he served as Chairman of United Plastic Films, Inc., a manufacturer and distributor of plastic bags. He founded Qualicare, Inc., a hospital management company, in 1972 and served as President and Chief Executive Officer until its sale in 1983.

Paul E. Drack
Mr. Drack, 76, has served as a director of the Company since April 1994. Mr. Drack is also a director of Euramax International, Inc. Mr. Drack retired in December 1993 as President and Chief Operating Officer of AMAX Inc., positions he held since August 1991. From 1985 to 1991, Mr. Drack served in various capacities for operating subsidiaries of AMAX Inc. including Chairman, President and Chief Executive Officer of Alumax Inc. and President of Kawneer Company. He was a director of AMAX Inc. from 1988 to 1993. Prior to its acquisition by Cyprus Minerals in November 1993, AMAX Inc. was a producer of aluminum and manufactured aluminum products with interests in domestic energy and gold production.

William G. Miller
Mr. Miller, 58, has served as Chairman of the Board since April 1994 and Co-Chief Executive Officer of the Company since October 2003. From January 2002 to August 2002 Mr. Miller served as the Chief Executive Officer of Team Sports Entertainment, Inc. Mr. Miller served as Chief Executive Officer of the Company from April 1994 until June 1997. In June 1997, he was named Co-Chief Executive Officer, a title he shared with Jeffrey I. Badgley until November 1997. Mr. Miller also served as President of the Company from April 1994 to June 1996. He served as Chairman of Miller Group, Inc., from August 1990 through May 1994, as its President from August 1990 to March 1993, and as its Chief Executive Officer from March 1993 until May 1994. Prior to 1987, Mr. Miller served in various management positions for Bendix Corporation, Neptune International Corporation, Wheelabrator-Frye Inc. and The Signal Companies, Inc.

Richard H. Roberts
Mr. Roberts, 50, has served as a director of the Company since April 1994. Mr. Roberts served as Senior Vice President, General Counsel and Secretary of Landair Transport, Inc. from July 1994 to November 2004, and from July 1994 until April 2003, Mr. Roberts served as Senior Vice President, General Counsel and Secretary of Forward Air Corporation. From May 1995 until May 2002 Mr. Roberts served as a director of Forward Air Corporation. Mr. Roberts also a held similar position with Landair Corporation from September 1998 until February 2003. Mr. Roberts was partner in the law firm of Baker, Worthington, Crossley & Stansberry, counsel to the Company, from January 1991 to August 1994 and prior thereto was an associate of the firm.

Independence, Board Meetings, and Related Information

Independence

The Board of Directors has determined that a majority of the members of the Board of Directors are “independent”, as “independent” is defined under applicable federal securities laws and the listing standards of the NYSE. The “independent” directors are Messrs. Chandler, Drack and Roberts.

Meetings

The Board of Directors held five meetings during 2004. All incumbent directors attended more than 75% of the meetings of the Board of Directors and the respective committees of which they are members. The non-management directors meet in executive session as a part of the meetings of the Audit Committee. The presiding director at those sessions is selected by the non-management directors on a meeting by meeting basis. The Company does not require its directors to attend its annual meeting of shareholders. In 2004, all of the Company’s five directors attended the annual meeting of shareholders.

Communication with Directors

Interested parties may communicate with a non-management director by mailing communication to the attention of that director at 8503 Hilltop Road, Ooltewah, Tennessee 37363.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating Committees. Members of these committees are generally elected annually by the Board of Directors, but changes may be made at the Board of Directors’ discretion at any time. These committees operate pursuant to separate written charters adopted by the Board of Directors. These charters are available on the Company’s website at www.millerind.com through the “Investor Relations” link, and the charter of the Audit Committee is attached as Appendix A to this proxy statement.

Audit Committee

The Audit Committee is comprised of Messrs. Chandler, Drack and Roberts. The Board of Directors has determined that each of the members of the audit committee is “financially literate” within the meaning of the listing standards of the NYSE, and qualifies as an “audit committee financial expert” as defined by applicable SEC rules.

The Audit Committee recommends the appointment of independent public accountants, reviews the scope of audits proposed by the independent public accountants, reviews audit reports on various aspects of corporate operations, and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures, among other duties. The Audit Committee held five meetings during 2004. The report of the Audit Committee is included in this proxy statement beginning on page 17.

Compensation Committee

The Compensation Committee is comprised of Messrs. Chandler, Drack and Roberts. The Compensation Committee establishes, among other things, salaries, bonuses and other compensation for the Company’s officers, and administers the Company’s stock option and other employee benefit plans. The Compensation Committee held one meeting during 2004. The report of the Compensation Committee is included in this proxy statement beginning on page 16.

Nominating Committee

The Nominating Committee is comprised of Messrs. Chandler, Drack and Miller. The Nominating Committee was established to evaluate candidates for service as directors to the Company and to conduct the Board’s annual self-assessment process. The Nominating Committee will consider candidates recommended by shareholders. Shareholder recommendations must comply with the procedures for nominations set forth in Article I, Section 1.2, of the Company’s Bylaws. The Nominating Committee held one meeting during 2004.

Director Nominations

The Nominating Committee considers qualifications and characteristics that it, from time to time, deems appropriate when it selects individuals to be nominated for election to the Board of Directors. These qualifications and characteristics may include, without limitation, independence, integrity, business experience, education, accounting and financial expertise, age, diversity, reputation, civic and community relationships, and industry knowledge and experience. In addition, prior to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance, performance and length of Board service.

Compensation of Directors

The members of the Board of Directors who are employees of the Company do not receive additional compensation for Board or committee service. Non-employee directors receive annual compensation comprised of a cash component and an equity component. Under the cash component, each non-employee director receives an annual cash payment of $25,000 as compensation for service on the Board of Directors. Under the equity component, each director is entitled to an annual award under the Company’s Non-Employee Director Stock Plan, to be paid in fully-vested shares of Common Stock, equal to $25,000 divided by the closing price of the Common Stock on the first day of such year. Each of Messrs. Chandler, Drack and Roberts has been granted an aggregate of 11,322 shares of Common Stock under the terms of the Company’s Non-Employee Director Stock Plan for service in 2003 and 2004.

Certain Business Relationships and Related Transactions

Senior Credit Facility

The current lenders under our senior credit facility are William G. Miller, the Company’s Chairman of the Board and Co-Chief Executive Officer, and CIT Group/Business Credit, Inc., with Mr. Miller’s portion of the loan being subordinated to that of CIT. During 2004, the Company paid Mr. Miller approximately $900,000 in interest expense related to his portion of the senior credit facility. As of March 31, 2005 the Company’s debt under its senior credit facility was approximately $25.6 million. The Company expects to continue to make payments under its senior credit facility during 2005, and may engage in such other transactions with Mr. Miller with respect thereto as may be related to Mr. Miller’s continuing ownership of a portion of the Company’s senior debt, including transactions that may result in a longer term or new senior credit facility.

Conversion of Subordinated Debt and Warrants

On December 24, 2003, the Company entered into a Binding Restructuring Agreement (the “Restructuring Agreement”) with Contrarian Funds, LLC (“Contrarian”) and Harbourside Investments, LLLP (“Harbourside”) with respect to the Company’s subordinated debt. As contemplated by the Restructuring Agreement, on January 14, 2004, the Company entered into exchange agreements, registration rights agreements, and an amendment to the Company’s junior credit facility with Contrarian and Harbourside.

Under the exchange agreements, 30% of the outstanding principal of, plus all accrued interest and fees on, the Company’s junior credit facility, plus outstanding warrants held by Contrarian and Harbourside, were converted into shares of the Company’s Common Stock. The junior credit facility was amended to extended the maturity of the Company’s remaining subordinated debt, and the interest rates thereon were altered and the financial covenants were amended to match those in the Company’s senior credit facility. Pursuant to the exchange agreement with Harbourside, Harbourside received 583,556 shares of Common Stock in exchange for approximately $3.12 million in outstanding principal and accrued interest and fees under the junior credit facility and warrants to purchase shares of Common Stock.

As a result of these transactions, Harbourside holds all of the principal amount of the Company’s subordinated debt. During 2004, the Company made interest payments to Harbourside under its junior credit facility totaling $300,000. As of March 31, 2005 the Company’s debt under its junior credit facility was approximately $4.3 million.

Harbourside is a limited liability limited partnership of which several of the Company’s executive officers and directors are partners. Specifically, William G. Miller is the general partner of, and controls, Harbourside. Mr. Miller is the Company’s Chairman of the Board and Co-Chief Executive Officer, as well as the holder of approximately 17.9% of the Company’s outstanding Common Stock. Mr. Miller, Jeffrey I. Badgley, the Company’s

President and Co-Chief Executive Officer, J. Vincent Mish, the Company’s Executive Vice President and Chief Financial Officer, and Frank Madonia, the Company’s Executive Vice President, Secretary and General Counsel, are all limited partners in Harbourside. In connection with the formation of Harbourside, Mr. Miller made loans to the other executive officers, the proceeds of which the other executive officers then contributed to Harbourside. These loans from Mr. Miller to the other executive officers are secured by pledges of their respective limited partnership interests to Mr. Miller.

These transactions were approved by a Special Committee of the Board of Directors, as well as the full Board of Directors with Messrs. Miller and Badgley abstaining due to their personal interest in the transactions. The transactions were subsequently approved by the Company’s shareholders at a meeting on February 12, 2004. Other than these transactions, the Company has not engaged in any transactions with Harbourside. Neither the Company nor Harbourside currently intend to engage in any other transactions in the future except as may be related to Harbourside’s continuing ownership of a portion of the Company’s subordinated debt.

DataPath

During the fourth quarter of 2004 the Company began to manufacture certain telecommunications equipment for DataPath, Inc., a company in which Mr. Miller, the Company’s Chairman, and Mr. Chandler, one of the Company’s directors, hold a minority equity interest and on whose board of directors they serve. The Company manufactured 25 pieces of equipment at cost plus a negotiated margin, which was recognized in the fourth quarter of 2004. The Company has also assisted DataPath with certain redesign services which were billed on a cost plus basis. The Company began manufacturing an additional 145 units for DataPath in the first quarter of 2005. On March 30, 2005, the Company entered into a new agreement with DataPath calling for the Company to manufacture and sell to it all of its requirements for this type of equipment during the five-year term of the agreement. DataPath has committed to purchase at least 200 units (including the 170 units previously disclosed), which sales the Company estimates will achieve gross margin levels at least as high as those achieved by the Company in its customary business. So far, $3,179,000 has been paid to the Company by DataPath. Future payments will depend on the number of units produced. All these arrangements were approved by the disinterested members of the Company’s Audit Committee.

PROPOSAL 2
APPROVAL OF 2005 EQUITY INCENTIVE PLAN

Introduction

The Board of Directors is proposing for approval by the Company’s shareholders the 2005 Equity Incentive Plan (the “2005 Plan”). The Board is proposing the 2005 Plan to replace the Company’s 1994 Stock Option Plan, which was originally adopted in 1994 and which expired in August 2004 (the “1994 Plan”).

The objectives of the 2005 Plan are to (i) attract, motivate and retain employees, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; (ii) provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; and (iii) align the long-term financial interests of employees and other individuals who are eligible to participate in the 2005 Plan with those of shareholders. The Board of Directors adopted the 2005 Plan on April 27, 2005, subject to the shareholder approval solicited by this proxy statement.

The total number of shares available for grant under the 2005 Plan is 1,100,000 Shares, plus the number of shares subject to outstanding grants under the 1994 Plan on the effective date of the 2005 Plan, which expire, are forfeited or otherwise terminate without delivery of shares. However, no grants may be made if after giving effect to the grant, the number of shares subject to outstanding grants under the 2005 Plan and the 1994 Plan will exceed 15.0% of the aggregate number of shares issued and outstanding, or a total of 1,800,000 shares. All of the shares available for issuance under the 2005 Plan (but in no event more than 1,800,000 shares) may be granted as incentive stock options. The shares to be delivered under the 2005 Plan will be made available from authorized but unissued shares of Common Stock, from treasury shares, or from shares purchased in the open market or otherwise.

The affirmative vote of a majority of votes cast at the Annual Meeting is required for approval of the 2005 Plan, provided that at least a majority of the outstanding shares of Common Stock are voted for or against, or abstain from voting on, the 2005 Plan.

The following description of the material features of the 2005 Plan is a summary and is qualified in its entirety by reference to the 2005 Equity Plan, a copy of which is attached as Appendix B to this proxy statement.

Description of the 2005 Plan

General

The 2005 Plan will be administered by the Compensation Committee of the Board of Directors, or such other committee (the “Committee”) consisting of two or more members as may be appointed by the Board of Directors to administer the 2005 Plan. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), a subcommittee of the Committee shall be appointed to grant awards to the named executive officers (as defined above under “Compensation of Executive Officers”) and to officers who are subject to Section 16 of the Exchange Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in this summary shall include and, as appropriate, apply to any such subcommittee. Subject to the requirement that shareholder approval be obtained for certain amendments, the 2005 Plan may be amended by the Committee in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards previously granted under the 2005 Plan, unless the participants affected by such amendment provide their written consent.

Under the 2005 Plan, participants may be granted stock options (qualified and nonqualified), stock appreciation rights (“SARs”), restricted stock, restricted stock units, and performance shares. In addition, except to the extent the Committee determines that an award shall not comply with the performance-based compensation provisions of Section 162(m), the maximum number of shares subject to options and stock appreciation rights that, in the aggregate, may be granted pursuant to awards in any one calendar year to any one participant shall be 250,000 shares, and the maximum number of shares of restricted stock and restricted stock units, and performance shares or units that may be granted, in the aggregate, pursuant to awards in any one calendar year to any one participant shall be 250,000 shares.

Shares awarded or subject to purchase under the 2005 Plan or the 1994 Plan that are not delivered or purchased, or revert to the Company as a result of forfeiture or termination, expiration or cancellation of an award, will be available for issuance under the 2005 Plan.

The Committee will determine the individuals to whom awards will be granted, the number of shares subject to an award, and the other terms and conditions of an award. To the extent provided by law, the Committee may delegate to one or more persons the authority to grant awards to individuals who are not named executive officers. As applicable, when used in this description of the 2005 Plan, “Committee” also refers to any such individual to whom the Committee has delegated some of its authority to grant awards. The Committee may provide in the agreements relating to awards under the 2005 Plan for automatic accelerated vesting and other rights upon the occurrence of a change in control or upon the occurrence of other events as may be specified in such agreements.

Stock Options

The number of shares subject to a stock option, the type of stock option (i.e., incentive stock option or nonqualified stock option), the exercise price of a stock option (which shall be not less than the fair market value of a share on the date of grant) and the period of exercise (including upon termination of employment) will be determined by the Committee and set forth in an option agreement; provided that no option will be exercisable more than ten years after the date of grant.

Options granted under the 2005 Plan shall be exercisable at such times and be subject to restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by a participant. The Committee shall determine and set forth in the option agreement the extent to which options are exercisable after termination of employment. The Committee may provide for deferral of option gains related to an exercise. The option price upon exercise shall be paid to the Company in full, either (a) in cash, (b) cash equivalents approved by the Committee, (c) by tendering (or attesting to the ownership of) previously acquired shares having an aggregate fair market value at the time of exercise equal to the total exercise option price, or (d) by a combination of (a), (b) and (c). The Committee may also allow cashless exercises as permitted under the Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the 2005 Plan’s purpose and applicable law.

SARs

SARs granted under the 2005 Plan entitle the grantee to receive an amount payable in shares and/or cash, as determined by the Committee, equal to the excess of the fair market value of a share on the day the SAR is exercised over the specified purchase price, which will generally be equal to the fair market value of a share on the grant date of the SAR. The exercise period of a SAR may not exceed 10 years. SARs may be granted in tandem with a related stock option or independently. If a SAR is granted in tandem with a stock option, the grantee may exercise the stock option or the SAR, but not both. The Committee shall determine and set forth in the award agreement the extent to which SARs are exercisable after termination of employment.

Restricted Stock/ Restricted Stock Units

Restricted stock awards may be made either alone, in addition to or in tandem with other types of awards permitted under the 2005 Plan and may be current grants of restricted stock or deferred grants. The terms of restricted stock awards, including the restriction period, performance targets applicable to the award and the extent to which the grantee will have the right to receive unvested restricted stock following termination of employment or other events, will be determined by the Committee and be set forth in the agreement relating to such award. Unless otherwise set forth in an agreement relating to a restricted stock award, the grantee of restricted stock shall have all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive dividends, provided however that the Committee may require that any dividends on such shares of restricted stock be automatically deferred and reinvested in additional restricted stock or may require that dividends on such shares be paid to the Company to be held for the account of the grantee.

A restricted stock unit is an unsecured promise to transfer a share at a specified future date, such as a fixed number of years, retirement or other termination of employment (which date may be later than the vesting date of the award at which time the right to receive the share becomes nonforfeitable). Restricted stock units represent the right to receive a specified number of shares at such times, and subject to such restriction period and other conditions, as the Committee determines. A participant to whom restricted stock units are awarded has no rights as a shareholder with respect to the shares represented by the restricted stock units unless and until shares are actually delivered to the participant in settlement of the award. However, restricted stock units may have dividend equivalent rights if provided for by the Committee.

Performance Shares

Performance shares are awards for a stated potential maximum number of shares, with the actual number and value earned to be determined by reference to the satisfaction of performance targets established by the Committee. The awards are payable in cash or shares, or such other property as the Committee may determine. Such awards may be granted subject to any restrictions, in addition to performance conditions, deemed appropriate by the Committee.

Performance Measures

If awards granted or issued under the 2005 Plan are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the performance measure(s) to be used for purposes of such awards shall be chosen by the Committee from among the following: earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenue per employee, stock price, cost, and/or goals related to acquisitions or divestitures. The Committee can establish other performance measures for awards granted to participants that are not named executive officers or for awards granted to named executive officers that are not intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code.

Miscellaneous Provisions

The 2005 Plan prohibits the Company from repricing outstanding awards without first receiving shareholder approval of such repricing.

Federal Income Tax Consequences

The following is a brief summary of the current U.S. federal income tax consequences of awards made under the 2005 Plan. This summary is general in nature and is not intended to cover all tax consequences that may apply to participants and the Company. Further, the provisions of the Code and the regulation and rulings thereunder relating to these matters may change.

Stock Options

A participant will not recognize any income upon the grant of a stock option. A participant will recognize income taxable as ordinary income (and subject to income tax withholding for Company employees) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over the sum of the exercise price and the amount, if any, paid for the option on an after-tax basis, and the Company will be entitled to a corresponding deduction. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option provided that the incentive stock option is exercised either while the participant is an employee of the Company or within 3 months (one year if the participant is disabled within the meaning of Section 22(c)(3) of the Code) following the participant’s termination of employment. If shares acquired by such exercise of an incentive stock option are held for the longer of two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, such shares are disposed of within the above-described period, then in the year of such disposition the participant will recognize income taxable as ordinary income equal to the excess of (i) the lesser of the amount realized upon such disposition and the fair market value of such shares on the date of exercise over (ii) the exercise price, and the Company will be entitled to a corresponding deduction.

SARs

A participant will not recognize any income upon the grant of a SAR. A participant will recognize income taxable as ordinary income (and, subject to income tax withholding for Company employees) upon exercise of a SAR equal to the fair market value of any shares delivered and the amount of cash paid by the Company upon such exercise, and the Company will be entitled to a corresponding deduction.

Restricted Stock Awards

A participant will not recognize taxable income at the time of the grant of a restricted stock award, and the Company will not be entitled to a tax deduction at such time, unless the participant makes an election under a special Code provision to be taxed at the time such restricted stock award is granted. If such election is not made, the participant will recognize taxable income at the time the restrictions on such restricted stock award lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. The amount of ordinary income recognized by a participant making the above-described special election or upon the lapse of the restrictions is deductible by the Company as compensation expense, except to the extent the limit of Section 162(m) applies. In addition, a participant receiving dividends with respect to shares subject to a restricted stock award for which the above-described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding for Company employees), rather than dividend income, in an amount equal to the dividends paid and the Company will be entitled to a corresponding deduction.

Restricted Stock Units

A participant will not recognize taxable income at the time of the grant of a restricted stock unit and the Company will not be entitled to a tax deduction at such time. When the participant receives shares pursuant to a restricted stock unit, the federal income tax consequences applicable to restricted stock awards, described above, will apply.

Performance Share Awards

A participant will not recognize taxable income upon the grant of a performance share award, and the Company will not be entitled to a tax deduction at such time. Upon the settlement of a performance share award, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding for Company employees) in an amount equal to the cash paid and the fair market value of the shares delivered to the participant, and the Company will be entitled to a corresponding deduction.

Compliance with Section 162(m)

Section 162(m) of the Code denies an income tax deduction to an employer for certain compensation in excess of $1 million per year paid by a publicly traded corporation to the Chief Executive Officer or any of the four most highly compensated executive officers other than the Chief Executive Officer. Compensation realized with respect to stock options awarded under the 2005 Plan, including upon exercise of a non-qualified stock option or upon a disqualifying disposition of an incentive stock option, as described above, will be excluded from this deductibility limit if it satisfies certain requirements, including a requirement that the 2005 Plan be approved by the Company’s current shareholders. In addition, other types of awards under the 2005 Plan may be excluded from this deduction limit if they are conditioned on the achievement of one or more of the performance measures described above, as required by Section 162(m). To satisfy the requirements that apply to “performance-based” compensation, those performance measures must be approved by our current shareholders, and approval of the 2005 Plan will also constitute approval of those measures.

New Plan Benefits

At this time it is not possible to determine either the future benefits or amounts that will be received by the Company’s executive officers, or any of its employees, under the 2005 Plan. As of December 31, 2004, options for 706,605 shares of Common Stock were outstanding under the 1994 Plan. The number of options granted to each of the Named Executive Officers during 2004 is set forth below under COMPENSATION OF EXECUTIVE OFFICERS in the “Option Grants and Exercises in Last Fiscal Year” table. The number of options granted during 2004 to all the executive officers as a group was 160,000, and the number of options granted during 2004 to all employees (other than executive officers) as a group was 180,000. No options were granted in 2004 to the Company’s non-employee directors.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 31, 2005, certain information with respect to: (a) all shareholders known to be “beneficial owners” (as that term is defined in the rules of the Securities and Exchange Commission) of more than 5% of the Common Stock; and (b) the Common Stock “beneficially owned” (i) by each director or nominee for director, (ii) by the executive officers named in the Summary Compensation Table and (iii) by all executive officers and directors of the Company as a group. Except as otherwise indicated, the shareholders listed in the table have sole voting and investment powers with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)

William G. Miller 5025 Harrington Road Alpharetta, GA 30022	1,999,713 (3)	17.9%
Ashford Capital Management, Inc. P.O. Box 4172 Wilmington, DE 19807	1,427,200 (4)	12.7%
Scopia Management Inc. Scopia PX LLC Scopia Partners LLC Matthew Sirovich Jack Carlos Mindich Scopia International Limited Meredith Elson The Coast Fund LP Scopia Partners QP LLC (5)	887,631 (5)	7.9%
Jeffrey I. Badgley	101,315 (6)	*
Frank Madonia	70,565 (7)	*
J. Vincent Mish	46,065 (8)	*
A. Russell Chandler, III	124,954 (9)	1.1%
Richard H. Roberts	48,694 (10)	*
Paul E. Drack	46,294 (10)	*
All Directors and Executive Officers as a Group (7 persons)	2,437,600 (11)	21.3%
____________________

*	Less than one percent.

(1)
Includes shares of Common Stock as to which the named person or entity has the right to acquire beneficial ownership within 60 days of March 31, 2005, through the exercise of any stock option or other right.

(2)
The percentage of beneficial ownership is based on 11,196,816 shares of Common Stock outstanding on March 31, 2005, and represents the percentage that the named person or entity would beneficially own if such person or entity, and only such person or entity, exercised all options and rights to acquire shares of Common Stock that are held by such person or entity and that are exercisable within 60 days of March 31, 2005.

(3)
As reported in an amendment to Schedule 13D filed with the SEC on March 21, 2005. Includes 109,288 shares held by the Miller Family Foundation, Inc., a Georgia non-profit corporation of which Mr. Miller is the sole director, 2,800 shares held by Mr. Miller’s minor son, and 483,556 shares held by Harbourside Investments, LLLP (“Harbourside”), a limited liability limited partnership that is controlled by Mr. Miller as its general partner, and in which Mr. Miller owns a 1% general partner interest and a 21.72% limited partner interest. Mr. Miller disclaims beneficial ownership with respect to the shares held by Harbourside except for a number of shares equal to 22.72% of the shares held by Harbourside.

(4)
As reported in an amendment to Schedule 13G filed with the SEC on February 28, 2005, by Ashford Capital Management, Inc., a registered investment adviser. Such shares of Common Stock are held in separate individual client accounts, two separate limited partnerships and ten commingled funds.

(5)
As reported in an amendment to Schedule 13G filed with the SEC on February 14, 2005, Scopia Management Inc., a registered investment adviser (“Scopia Management”), Scopia PX LLC (“Scopia PX”), Scopia Partners LLC (“Scopia Partners”), Matthew Sirovich (“Sirovich”), Jack Carlos Mindich (“Mindich”), Scopia International Limited (“Scopia International”), Meredith Elson (“Elson”), The Coast Fund LP (“Coast Fund”), and Scopia Partners QP LLC (“Scopia QP”) are members of a group with voting and dispositive power over the shares reported. The address for Scopia Management, Scopia PX, Scopia Partners, Sirovich, Mindich, Elson, Coast Fund and Scopia QP is 100 Park Avenue, New York, NY 10017. The address for Scopia International is c/o Prime Management Limited, Mechanics Building, 12 Church Street, Hamilton HM 11, Bermuda.

(6)
Includes 78,000 shares which are issuable pursuant to options which are exercisable within 60 days of March 31, 2005. Does not include shares held by Harbourside, of which Mr. Badgley is a limited partner.

(7)
Includes 46,950 shares which are issuable pursuant to options which are exercisable within 60 days of March 31, 2005. Does not include shares held by Harbourside, of which Mr. Madonia is a limited partner.

(8)
Includes 30,450 shares which are issuable pursuant to options which are exercisable within 60 days of March 31, 2005. Does not include shares held by Harbourside, of which Mr. Mish is a limited partner.

(9)
Includes 56,200 shares held by a limited partnership of which Mr. Chandler’s children are limited partners, and 5,100 shares held in trust for the benefit of Mr. Chandler’s children. Also includes 32,748 shares which are issuable pursuant to options which are exercisable within 60 days of March 31, 2005.

(10)	Includes 32,748 shares which are issuable pursuant to options which are exercisable within 60 days of March 31, 2005.

(11)	Includes 253,644 shares which are issuable pursuant to options which are exercisable within 60 days of March 31, 2005.

COMPENSATION OF EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain information for the years ended December 31, 2004, 2003 and 2002 concerning compensation paid by the Company and its subsidiaries to the Company’s Chief Executive Officer and to each of the Company’s other most highly compensated executive officers as of December 31, 2004 who earned in excess of $100,000 in salary and bonus during the fiscal year 2004 (collectively, the “Named Executive Officers”).

		Annual Compensation (1)			Long-Term Compensation
					Awards
Name and Principal Position	Year	Salary	Bonus ($)		Securities Underlying Options (#)	All Other Compensation ($)

William G. Miller	2004	$180,007	$-		-	$-
Chairman and Co-Chief Executive	2003	180,000	-		-	-
Officer (2)	2002	180,000			-	-

Jeffrey I. Badgley	2004	$276,210	$-		100,000	$2,081	(5)
President and Co-Chief Executive	2003	276,210	-		-	2,035	(5)
Officer (3)	2002	276,210	45,000	(4)	-	1,496	(5)

Frank Madonia	2004	$196,207	$-		30,000	$1,980	(5)
Executive Vice President, Secretary	2003	196,207	-		-	1,980	(5)
and General Counsel	2002	196,207	22,000	(4)	-	1,717	(5)

J. Vincent Mish	2004	$176,206	$-		30,000	$1,770	(5)
Executive Vice President and	2003	176,206	-		-	1,770	(5)
Chief Financial Officer	2002	176,206	22,000	(4)	-	1,628	(5)
____________________

(1)	Excludes perquisites and other personal benefits aggregating less than $50,000 or 10% of the named executive officer’s annual salary and bonus.

(2)	Mr. Miller became the Co-Chief Executive Officer of the Company in October 2003.

(3)	Mr. Badgley served as President and Chief Executive Officer of the Company until October 2003 when he became Co-Chief Executive Officer.

(4)	Bonus awards consist entirely of amounts earned in previous fiscal years which are paid incrementally to the executive officer in the year noted in accordance with the Company’s bonus plan.

(5)	Consists of a matching contribution made to the executive’s account in the Company’s 401(k) Plan.

Option Grants and Exercises in Last Fiscal Year

The following table sets forth information with respect to stock options granted to the named executive officers during the year 2004:

Individual Grants			Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term (2)
Name	Number of Shares Underlying Options Granted (1)	Percent Of Total Options Granted to Employees In Fiscal Year	5%	10%
William G. Miller	-	-	$-	$-
Jeffrey I. Badgley	100,000	55.56%	522,611	1,324,400
Frank Madonia	30,000	16.67	156,783	397,320
J. Vincent Mish	30,000	16.67	156,783	397,320
____________________

(1)
Each option is exercisable for one share of common stock. Options were granted on March 26, 2004, and vest in equal installments over a four-year period beginning on March 26, 2005. The exercise price of the options was $8.31 per share, the fair market value on the date of grant.

(2)
The “Potential Realizable Value” is disclosed for illustration only pursuant to SEC regulations that require such disclosure. The values disclosed are not intended to be, and should not be interpreted as, representations or projections of the future value of Miller Industries’ common stock or of the stock price. Amounts are calculated at a 5% and 10% rate of annual appreciation in the value of the common stock (compounded annually over the option term of 10 years) and are not intended to forecast actual expected future appreciation, if any, of the common stock. The potential value to the optionee is the difference between the exercise price (price at the date of grant) and the appreciated value of the stock at the end of 10 years (at 5% and 10% growth rates) multiplied by the number of options.

Option Values as of December 31, 2004

The following table summarizes certain information regarding option values of the Named Executive Officers as of December 31, 2004.

	Number of Securities Underlying Unexercised Options At Fiscal Year-End (#)		Value of Unexercised In-The-Money Options At Fiscal Year-End ($) (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
William G. Miller	-	-	$-	$-
Jeffrey I. Badgley	53,000	102,000	50,652	315,500
Frank Madonia	39,450	31,250	31,802	100,013
J. Vincent Mish	22,950	31,250	31,802	100,013
___________________

(1)
As required by the rules of the SEC, the value of unexercised in-the-money options for the Common Stock is calculated based on the closing sale price on the NYSE as of December 31, 2004, which was $11.30 per share.

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

In December 2002, the Company entered into an employment agreement with Mr. Mish. The employment agreement provides for a rolling three-year term, extended automatically as of each annual shareholders’ meeting such that the remaining term of the employment agreement is three years as of that date. Notwithstanding the foregoing, the term of the agreement ends on Mr. Mish’s 65th birthday. The employment agreement provides for a base salary of $175,000, subject to annual review by the Board of Directors. Additionally, Mr. Mish may participate in any bonus plans or other benefits generally available to executive officers of the Company. The Company may terminate Mr. Mish pursuant to this employment agreement for any reason upon written notice. However, if termination is for other than “just cause” (as defined in the employment agreement), 100% of Mr. Mish’s options on Company stock granted pursuant to the Company’s Stock Option and Incentive Plan will vest and become immediately exercisable, and the Company must pay Mr. Mish his current base salary plus bonuses and health and life insurance benefits for a period of three years, or until the end of the term of the employment agreement, whichever is shorter. Finally, the employment agreement also provides for non-competition and confidentiality during employment and for a period ending two years from termination or expiration of the employment agreement (or one year if termination occurs pursuant to a change in control).

In September 1998, the Company entered into employment agreements with Messrs. Badgley and Madonia. Each employment agreement provides for a rolling three-year term, extended automatically each day for an additional day such that the remaining term of each employment agreement is three years. However, on each individual’s 62nd birthday, the employment agreement ceases to extend automatically, and instead terminates three years from that date. The employment agreements provide for base salaries of $200,000 to Mr. Badgley, and $165,000 to Mr. Madonia, each subject to annual review by the Board of Directors. Additionally, each individual may participate in any bonus plans or other benefits generally available to executive officers of the Company. The Company may terminate Messrs. Badgley or Madonia pursuant to their respective employment agreements for any reason upon written notice. However, if termination is for other than “just cause” (as defined in the employment agreements), 100% of the terminated individual’s options on Company stock granted pursuant to the Company’s Stock Option and Incentive Plan will vest and become immediately exercisable, and the Company must pay the terminated individual his current base salary plus bonuses and health and life insurance benefits for a period of three years, or until the end of the term of the employment agreement, whichever is shorter. Finally, each employment agreement also provides for non-competition and confidentiality during employment and for a period ending two years from termination or expiration of the employment agreement (or one year if termination occurs pursuant to a change in control as defined in each individual’s change in control agreement described below).

In September 1998, the Company entered into change in control agreements with Messrs. Badgley and Madonia. Each change in control agreement provides for a rolling three-year term, extended automatically each day for an additional day such that the remaining term of each employment agreement is three years. However, on each individual’s 62nd birthday, the employment agreement ceases to extend automatically, and instead terminates three years from that date. Upon termination within 6 months prior to or 2 years after a change in control (as defined in each respective change in control agreement), Messrs. Badgley and Madonia are entitled to payment of then current salary, plus bonuses and incentives, and health and life insurance coverage for a period of three years following termination.

In July 1997, the Company entered into an employment agreement with Mr. Miller which provides for a base salary as agreed to by the Company and Mr. Miller from time to time, but which shall in any event be substantially the same as the base salary of the Chief Executive Officer of the Company unless Mr. Miller agrees to accept a lower salary. Mr. Miller also receives certain insurance and other benefits as are generally provided by the Company to its executive employees. Mr. Miller's employment agreement is for an indeterminate term and allows Mr. Miller to pursue other business related interests as long as they do not interfere with his duties for the Company. Employment may be terminated by either party upon three years written notice or for “cause,” as defined in the employment agreement. The agreement also provides for non-competition by Mr. Miller for a period ending three years from termination of the agreement if the agreement is terminated by breach of Mr. Miller.

Compensation Committee Interlocks and Insider Participation

During 2004, the Compensation Committee was comprised of Messrs. Chandler, Drack and Roberts, all of whom were non-employee, independent directors.

Compensation Committee Report on Executive Compensation

Overview. The objectives of the Company’s executive compensation program are to enhance the profitability of the Company, and thus shareholder value, by aligning executive compensation with the Company’s business goals and performance and by attracting, retaining and rewarding executive officers who contribute to the long-term success of the Company. The Company’s general policies on executive officer compensation are administered by the Compensation Committee of the Board of Directors (the “Compensation Committee”); however, the Compensation Committee submits its determinations to the full Board of Directors for its comments and concurrence. It is the responsibility of the Compensation Committee to determine whether the Company’s executive compensation policies are reasonable and appropriate, meet the Company’s stated objectives on executive compensation and effectively serve the best interests of the Company and its shareholders.

In determining the compensation to be paid to the executive officers of the Company, the Compensation Committee considers the Company’s financial performance, its annual budget, its position within its industry sectors its knowledge of compensation paid to executives of companies of comparable size and complexity, and the compensation policies of similar companies in its business sectors. In addition, the Compensation Committee considers the level of experience and the responsibilities of each executive as well as the personal contributions a particular individual may make to the success of the corporate enterprise. Such qualitative factors as leadership skills, analytical skills, organization development, public affairs and civic involvement have been and will continue to be deemed to be important qualitative factors to take into account in considering levels of compensation.

Historically, the three components of executive officer compensation have been base salary, annual cash bonus and stock options. In addition to the Compensation Committee’s determinations on base salaries and bonuses, the Compensation Committee has administered the Company’s stock option plan, and made recommendations to the Board of Directors regarding the options to be granted to executive officers.

The following report sets forth the Company’s compensation policies for its Named Executive Officers in 2004 and describes the basis on which 2004 compensation determinations were made with respect to the Named Executive Officers.

Option Grants. Although in recent years options have not been granted to the Company’s executive officers, the Company historically has used grants of options to better align the interests of the Company’s officers and employees with the long-term interests of the Company and its shareholders. All options for the purchase of 500 or more shares generally vest in four equal annual installments, and all options for the purchase of fewer than 500 shares vest in two equal annual installments. All options are exercisable until the tenth anniversary of the grant date unless otherwise earlier terminated pursuant to the terms of the individual option agreement. In general, the Compensation Committee believes it is important for the non-executive officer employees of the Company to have a long-term equity interest in the Company. During 2004, the Company granted options on an aggregate of 160,000 shares of Common Stock to its executive officers, and options on an aggregate of 180,000 shares of Common Stock to its other employees, under the Company’s 1994 Stock Option Plan.

Salaries. During 2004, the Compensation Committee reviewed the salaries of all executive officers and the established levels of participation of those officers in the Company’s benefit plans. In its review, the Compensation Committee discussed the performance of the executive officers with the Chief Executive Officer and further considered the compensation packages, employment agreements (as applicable) and existing stock options (as applicable) of each officer and of the Chief Executive Officer. The Committee’s review of executive officer compensation included consideration of individual performance and contribution to the Company, a comparison to compensation paid to executive officers in companies of similar size in related industries, the financial performance of the Company, and other factors the Committee believed were relevant in making its determination.

Employment Agreements. Each of Messrs. Badgley, Miller, Madonia and Mish is a party to an employment agreement with the Company or a subsidiary of the Company, which is described above under the heading “Employment Contracts, Termination of Employment, Severance and Change in Control Arrangements”.

Federal Income Tax Deductibility Limitation on Executive Compensation. Section 162(m) of the Internal Revenue Code was enacted as part of the 1993 Omnibus Budget Reconciliation Act (“OBRA”) and generally disallows a corporate deduction for compensation over $1,000,000 paid to the Company’s Chief Executive Officer or any other of the four highest compensated officers. The Compensation Committee continues to analyze the potential impact of this limitation. Under the regulations and the transition rules, in 2004 executive compensation pursuant to the 1994 Stock Option Plan should be qualifying “performance based” compensation and therefore be excluded from the $1,000,000 limit. Other forms of compensation provided by the Company, however, including base salary and cash bonuses, are not excluded from the limit. The Compensation Committee currently anticipates that substantially all compensation to be paid in future years will be deductible under Section 162(m) because of the spread between present levels of executive officer compensation and the limit under the regulation. In any event, the Compensation Committee believes that performance based compensation is desirable and can be structured in a manner to constitute qualifying as performance based compensation under Section 162(m).

Re-Evaluation of Compensation Policies. As a result of the Company’s financial performance in recent fiscal years, the Company’s Named Executive Officers did not receive increases in base salary in 2002, 2003 or 2004, did not receive grants of options in 2002 and 2003, and did not receive an annual cash bonus in 2003 or 2004. In connection with its evaluation of the Company’s executive compensation for 2004, the Board of Directors authorized the Compensation Committee to re-evaluate, and if advisable, recommend changes to, the Company’s current executive compensation policies and components in light of, among other things, the Company’s recently improved financial performance and the static nature of the Company’s executive compensation in recent years.

Paul E. Drack — A. Russell Chandler, III — Richard H. Roberts

ACCOUNTING MATTERS

Audit Committee Report

The Company’s Audit Committee is comprised of three independent members, as required by applicable listing standards of the NYSE. The Audit Committee acts pursuant to a written charter, which was amended and restated by the Board of Directors in February 2004. The Company’s management is responsible for its internal accounting controls and the financial reporting process. The Company’s independent accountants, Joseph Decosimo and Company, PLLC, are responsible for performing an audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States and for expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee’s responsibility is to monitor and oversee these processes.

In keeping with that responsibility, the Audit Committee has reviewed and discussed the Company’s audited consolidated financial statements with management and the independent accountants. In addition, the Audit Committee has discussed with the Company’s independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committee,” as currently in effect. In addition, the Audit Committee has received the written disclosures from the independent accountants required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and has discussed with the independent accountants their independence. The Audit Committee has also considered whether the provision of non-audit services by the independent accountants is compatible with maintaining such accountants’ independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent”.

Based on the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Audit Committee Charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2004 for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors.

Paul E. Drack — A. Russell Chandler, III — Richard H. Roberts

Independent Public Accountants

General

Joseph Decosimo and Company PLLC were the Company’s independent public accountants for 2004, and the Company anticipates that Joseph Decosimo and Company, PLLC will be retained as the Company’s independent public accountants for 2005. Representatives of Joseph Decosimo and Company, PLLC are expected to be present at the Annual Meeting, and will have the opportunity to make statements and to respond to appropriate questions.

On October 3, 2003, PriceWaterhouseCoopers LLP resigned as the Company’s principal accountants, and on October 9, 2003 the Company engaged Joseph Decosimo and Company, PLLC to be its principal accountants. As a result, PricewaterhouseCoopers LLP did not audit or report on the Company’s financial statements for 2003 or 2004. The decision to engage Joseph Decosimo and Company, PLLC was made upon the recommendation of the Company’s Audit Committee and the approval of the Board of Directors. During 2003 and 2004, the Company has not consulted with Joseph Decosimo and Company, PLLC regarding any matter requiring disclosure under Regulation S-K, Item 304(a)(2)(i) and (ii).

Audit Fees

Joseph Decosimo and Company, PLLC billed fees of $253,355, and expects to bill up to an additional $90,000 in fees, for 2004, and billed $185,000 for 2003, for professional services rendered for the audit of the Company’s financial statements and the review of the Company’s Form 10-K and interim consolidated financial statements included within Forms 10-Q during such periods. Audit fees billed, or to be billed, by Joseph Decosimo and Company, PLLC for 2004 also include fees for the audit of management’s assessment of internal controls over financial reporting and the re-audit of the Company’s 2002 financial statements. PricewaterhouseCoopers LLP billed aggregate fees of $582,101 for professional services rendered for the re-audit of the Company’s financial statements for the fiscal years 2001 and 2000 that were performed during 2003, and the reviews of financial statements included in Forms 10-Q filed during 2003.

Audit-Related Fees

Joseph Decosimo and Company, PLLC did not perform any, or bill the Company for, assurance and related services related to the performance of the audit and review of financial statements for 2004 or 2003. PricewaterhouseCoopers LLP did not perform any, or bill the Company for, assurance and related services related to the performance of the audit and review of financial statements for 2003.

Tax Fees

Joseph Decosimo and Company, PLLC billed the Company $30,000 for tax services during 2004 for foreign and state tax reviews. Joseph Decosimo and Company, PLLC did not perform or bill the Company for any tax services in 2003. PricewaterhouseCoopers LLP did not perform or bill the Company for any tax services in 2003.

All Other Fees

Joseph Decosimo and Company, PLLC did not perform or bill the Company for any other services during 2004 or 2003. PricewaterhouseCoopers LLP billed the Company fees of $10,860 for additional services provided to the Company in 2003 related to cash flow modeling and successor auditor work paper reviews.

Approval of Audit and Non-Audit Services

The Audit Committee of the Board of Directors pre-approves all audit and non-audit services performed by the Company’s independent auditor. The Audit Committee specifically approves the annual audit services engagement. Certain non-audit services that are permitted under the federal securities laws may be approved from time to time by the Audit Committee.

CODE OF BUSINESS CONDUCT AND ETHICS

The Company has adopted a Code of Business Conduct and Ethics that applies to its directors, officers, and employees. A copy of the Code is available on the Company’s website at www.millerind.com through the “Investor Relations” link. A copy of the Code can also be obtained upon request from the Company’s Corporate Secretary.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth aggregate information as of December 31, 2004 about all of the Company’s compensation plans, including individual compensation arrangements, under which the Company’s equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans

Equity compensation plans approved by security holders	706,605 (1)	$16.90 (1)	See Note (2)

Equity compensation plans not approved by security holders	98,244 (3)	5.08 (3)	See Note (4)
____________________

(1)
Includes only options outstanding under the Company’s 1994 Stock Option Plan. Does not include shares of common stock issued to non-employee directors under the Company’s Non-Employee Director Stock Plan, which shares are fully vested and exercisable upon issuance.

(2)
The 1994 Stock Option Plan expired in August 2004, therefore no securities are available for future issuance under this plan. Grants are made annually to non-employee directors under the Non-Employee Director Stock Plan, and the number of shares of common stock to be granted to each non-employee director for a particular year is determined by dividing $25,000 by the closing price of a share of the Company common stock on the first trading day of such year. Therefore, the number of securities remaining available for future issuance under the Non-Employee Director Stock Plan is not presently determinable.

(3)	Includes only options outstanding under the Company’s Non-Employee Director Stock Option Plan.

(4)
The Company’s Non-Employee Director Stock Option Plan was superseded by the Company’s Non-Employee Director Stock Plan, which was approved by the Company’s shareholders at the Company’s 2004 annual meeting. Therefore, no securities are available for future issuance under this plan.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 and the disclosure requirements of Item 405 of Regulation S-K require the directors and executive officers of the Company, and any persons holding more than 10% of any class of equity securities of the Company, to report their ownership of such equity securities and any subsequent changes in that ownership to the Securities and Exchange Commission, the NYSE and the Company. Based solely on a review of the written statements and copies of such reports furnished to the Company by its executive officers and directors, the Company believes that, during 2004, each of Messrs. Badgley, Mish and Madonia filed one late report on Form 4 reflecting the receipt of stock options, and the Company is not aware of any other filing delinquencies.

PERFORMANCE GRAPH

The following line graph compares the percentage change in the cumulative shareholder return of the Common Stock with The New York Stock Exchange Composite Index and the Standard & Poor’s Composite Index over the period of time from April 30, 1999 through December 31, 2004. The respective returns assume reinvestment of dividends paid.

	4/30/99	4/28/00	4/30/01	12/31/01	12/31/02	12/31/03	12/31/04
Miller Industries, Inc.	100	68	15	13	13	16	45
NYSE Composite Index(1)	100	102	100	93	75	96	108
S&P Construction Index(2)	100	76	73	93	79	134	162
____________________

(1)	The New York Stock Exchange revised the NYSE Composite Index as of December 31, 2002. The change recalibrated the base year as December 31, 2002.

(2)
For the year ended December 31, 2002, Standard & Poors transferred the Heavy Duty Trucks and Parts index, the index previously used by the Company, to the S&P 500 - Construction and Farm Machinery and Heavy Trucks Index. As a result, the Company has elected to use the S&P 500 - Construction and Farm Machinery and Heavy Trucks index in the above comparison.

OTHER MATTERS

Deadline for Shareholder Proposals for 2006 Annual Meeting

Any proposal intended to be presented for action at the 2006 Annual Meeting of Shareholders by any shareholder of the Company must be received by the Secretary of the Company not later than December 31, 2005 in order for such proposal to be considered for inclusion in the Company’s proxy statement and proxy relating to that meeting. In addition, any proposal intended to be presented for action at the 2006 annual meeting of shareholders by any shareholder of the Company must be received by the Secretary of the Company no later than 60 days prior to that annual meeting (which deadline currently is expected to be March 15, 2006), otherwise proxies may be voted on such proposal at the discretion of the person or persons holding these proxies, whether or not the matter is included in the proxy statement. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal which does not meet all the requirements for such inclusion established by the Securities and Exchange Commission at the time in effect.

Expenses of Solicitation

The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this proxy statement. The Company’s executive officers or employees, who will not receive compensation for their services other than their regular salaries, may solicit proxies personally or by telephone. The Company does not anticipate paying any other compensation to any other party for solicitation of proxies, but may reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to beneficial owners.

A COPY OF THE COMPANY’S ANNUAL REPORT TO SHAREHOLDERS FOR 2004 IS ENCLOSED WITH THIS PROXY STATEMENT. COPIES OF EXHIBITS FILED WITH THE COMPANY’S ANNUAL REPORT FORM 10-K AND OTHER REPORTS OF THE COMPANY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ARE AVAILABLE UPON WRITTEN REQUEST AT NO COST TO THE REQUESTING SHAREHOLDER. REQUESTS SHOULD BE MADE IN WRITING TO FRANK MADONIA, EXECUTIVE VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL, MILLER INDUSTRIES, INC., 8503 HILLTOP DRIVE, OOLTEWAH, TENNESSEE 37363.

MILLER INDUSTRIES, INC.

This Proxy is Solicited by the Board of Directors for the

Annual Meeting of Shareholders to be Held on May 27, 2005

PROXY

The undersigned shareholder of Miller Industries, Inc. hereby constitutes and appoints William G. Miller and Frank Madonia, or either of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of Common Stock of Miller Industries, Inc., at the Annual Meeting of the Shareholders to be held at 1100 Peachtree Street, Suite 2800, Atlanta, Georgia 30309, on Friday, the 27thday of May, 2005, at 9:00 a.m., and at any and all adjournments thereof as follows:

1.	Election of Directors:

      NOMINEES: Jeffrey I. Badgley, A. Russell Chandler, III, Paul E. Drack, William G. Miller and Richard H. Roberts

          ☐    FOR all of the nominees listed above
          ☐    FOR all of the nominees listed above other than the following individual nominees

                Instruction: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.
                            _____________________________________________
                            _____________________________________________
                            _____________________________________________

                  ☐    WITHHOLD AUTHORITY to vote for all of the nominees listed above.

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

2.	Approval of 2005 Equity Incentive Plan:

          ☐    FOR approval of the 2005 Equity Incentive Plan
          ☐    AGAINST approval of the 2005 Equity Incentive Plan
          ☐    ABSTAIN

THE BOARD OF DIRECTORS FAVORS A VOTE “FOR” APPROVAL OF THE 2005 EQUITY INCENTIVE PLAN AND UNLESS INSTRUCTIONS TO THE CONTRARY ARE INDICATED IN THE SPACE PROVIDED, THE PROXY WILL BE SO VOTED.

3.	Other Business:

For the transaction of such other business as may lawfully come before the meeting, hereby revoking any proxies as to said shares heretofore given by the undersigned and ratifying and confirming all that said attorneys and proxies may lawfully do by virtue hereof.

It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders dated May 2, 2005 and the Proxy Statement furnished therewith.

Dated and signed _____________________, 2005.
_____________________________________
_____________________________________
(Signature should agree with the name(s) hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. For joint accounts each owner should sign. Corporations should sign their full corporate name by a duly authorized officer.)

This proxy is revocable at or at any time prior to the meeting. Please sign and return this proxy to SunTrust Bank, Atlanta, P.O. Box 105649, Atlanta, Georgia 30348-9923, in the accompanying prepaid envelope.

APPENDIX A

AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS
AMENDED AND RESTATED CHARTER
DATED FEBRUARY 12, 2004
________________________________________________________________________

I.	PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities for (1) the integrity of the Company’s financial reports and other financial information provided to any governmental body or the public; (2) the Company’s internal control over financial reporting and disclosure controls and procedures; (3) legal and regulatory compliance and ethics; and (4) the auditing process, including the performance of the independent accountants and internal auditors and the independence and qualifications of the independent accountants. Consistent with this function, the Audit Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

The Committee has the authority to access internal and external resources as the Committee may require, including the authority to retain independent legal, accounting and other advisors as it determines necessary or appropriate to carry out its duties. The Company shall provide for funding, as determined by the Committee, for payment of compensation to any advisors retained by the Committee.

II.	COMPOSITION

The Audit Committee will consist of three or more directors as determined and elected by the board. Each of these directors shall be independent as determined by the board in accordance with New York Stock Exchange listing standards and any independence standards or principles adopted by the board from time to time. All Committee members must be financially literate, and at least one Committee member must have accounting or related financial expertise as required by New York Stock Exchange listing standards. Audit Committee members shall not simultaneously serve on the audit committees of more than two other public companies, unless the board determines that such simultaneous service would not impair the ability of such member to serve effectively on the Audit Committee.

III.	MEETINGS

The Committee will meet at least four times annually, or more frequently as circumstances dictate. To foster open communication, the Committee will meet with management, the officer of the Company with primary responsibility for the internal audit function and the independent accountants in separate sessions to discuss any matters that should be discussed privately. The Committee will report its activities and findings to the board on a regular basis.

The Board may appoint a Chair of the Committee. The Chair will preside, when present, at all meetings of the Committee. One-third of the members, but not less than two, will constitute a quorum. A majority of the members present at any meeting at which a quorum is present may act on behalf of the Committee. The Committee may meet by telephone or video conference and may take action by written consent.

IV.	RESPONSIBILITIES AND DUTIES

The Audit Committee, to the extent it deems necessary or appropriate, shall:

Documents/Reports Review

1.	Review and update this Charter, at least annually or as conditions dictate.

2.
Review the audited financial statements, the Management’s Discussion and Analysis section and other material financial content of the Company’s annual report to shareholders and annual report on Form 10-K with management and the independent accountants prior to publication of the annual report to shareholders and the filing of the Company’s Form 10-K.

3.
Review the unaudited financial statements, the Management’s Discussion and Analysis section and other material financial content of each quarterly report on Form 10-Q with management and the independent accountants prior to filing the Form 10-Q. To the extent permissible under New York Stock Exchange listing standards, the Committee may delegate this review to the Chair or another member.

4.
Review earnings press releases and financial information and earnings guidance provided to analysts and rating agencies prior to the release or dissemination of such information. In lieu of reviewing each such disclosure prior to release or dissemination, the Committee may discuss generally with management the types of information to be disclosed and the types of presentations to be made, and establish policies or guidelines for such disclosures. To the extent permissible under New York Stock Exchange listing standards, the Committee may delegate this review to the Chair or another member.

5.
As circumstances dictate and as deemed necessary from time to time, review periodic internal reports to management prepared by the internal auditors or the independent accountants and management’s response along with the status of prior outstanding recommendations.

6.	As circumstances dictate and as deemed necessary from time to time, review and approve on an annual basis the Report of the Audit Committee for inclusion in the Company’s annual proxy statement.

Independent Accountants and Internal Auditors

1.
Appoint and oversee the activities of the independent accountants, who shall report directly to the Committee. The Committee shall have sole authority to determine the compensation to be paid to the independent accountants for any service. The Committee shall pre-approve all audit and permitted non-audit services provided to the Company by the independent accountants. The Committee may establish pre-approval policies and procedures to approve audit and permitted non-audit services, including by delegating authority to the Chair or another member, to the extent permitted by applicable law. The Committee shall be informed of any approvals granted pursuant to pre-approval policies and procedures at its next meeting following such approval.

2.
Obtain and review at least annually a report by the independent accountants describing the independent accountants’ internal quality-control procedures; and any material issues raised by the most recent internal quality-control review, or peer review, of the independent accountants, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by such firm, and any steps taken to deal with any such issues.

3.
Monitor the independence of the independent accountants, and oversee compliance with the prohibitions of applicable law on the provision by the independent accountants of particular non-audit services. The Committee shall obtain and review at least annually a formal written statement from the independent accountants (required under Independence Standards Board Standard No. 1) delineating all relationships between the independent accountants and the Company. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and take appropriate action in response to the independent accountants’ statement to satisfy itself of the accountants’ independence.

4.	Develop the Company’s policies with respect to hiring employees or former employees of the independent accountants.

5.	Review the performance of the independent accountants at least annually, and discharge and replace the independent accountants when circumstances warrant.

6.	Review objectives, activities, organizational structure, qualifications, staffing and budget of the internal audit function.

7.	Ratify the appointment, replacement, reassignment or dismissal of the officer of the Company with primary responsibility for the internal audit function.

Financial Reporting and Auditing

1.
Consider reviewing with the independent accountants, the internal auditors and management the adequacy and effectiveness of the Company’s internal control over financial reporting, disclosure controls and procedures and the fullness and accuracy of the Company’s financial statements. The Committee may consider the quality of presentation of, among other matters, critical accounting policies, off-balance sheet transactions and financial measures presented on a basis other than in accordance with generally accepted accounting principles.

2.	Consider the independent accountants’ judgments about the quality and appropriateness of the Company’s accounting principles and underlying estimates as applied in its financial statements.

3.
In consultation with the independent accountants, management and the internal auditors, review any major changes or improvements to the Company’s financial and accounting principles and practices, internal control over financial reporting and disclosure controls and procedures.

4.
Establish regular and separate systems of reporting to the Committee by the independent accountants and the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of any such judgments.

5.
Discuss with management policies with respect to risk assessment and risk management, including the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

6.
Discuss, either as a Committee or through its Chair (or designee), with the independent accountants, the internal auditors and management the results of the independent accountants’ review of the interim financial information prior to the Company filing its quarterly Form 10-Q with the SEC, to the extent required by generally accepted auditing standards.

7.	Discuss with the independent accountants and management the scope, planning and staffing of the annual audit prior to the commencement of the audit.

8.
Review as appropriate with the independent accountants all critical accounting policies and practices to be used in the financial statements; all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including the ramifications of the use of such alternative disclosures and treatments and the treatment preferred by the independent accountants; and any other material communications between the independent accountants and management, such as any management letter or schedule of unadjusted differences.

8.
After the annual audit, review with the independent accountants and the internal auditors the matters required under Statement of Auditing Standards Nos. 61 and 90, any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information, and any significant disagreements with management. The Committee shall also review any other significant problems or difficulties among the independent accountants, the internal auditors and management related to financial reporting.

9.	Review and evaluate the Committee’s own performance at least annually.

Ethical and Legal Compliance

1.
Oversee the development and maintenance of an appropriate ethics and compliance program, including a code or codes of ethics and business conduct, and periodically review the effectiveness of the Company’s program.

2.
Review requests for and determine whether to grant or deny waivers of the Company’s code of ethics applicable to senior financial officers. The Committee shall also monitor the Company’s activities to enforce compliance with the code or codes or ethics and business conduct.

3.
Review and approve all transactions to which the Company is a party and in which any Company director and executive officer has a direct or indirect material interest, apart from in their capacity as director or executive officer.

4.
Establish procedures for the receipt, retention and treatment of complaints received regarding accounting, internal controls or audit matters; and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

5.
Perform any other activities or investigations consistent with this Charter, the Company’s Charter, the Company’s Bylaws and governing law or as the Committee or the board determines necessary or appropriate.

APPENDIX B

2005 EQUITY INCENTIVE PLAN

________________________________________________________________________

ARTICLE 1 - GENERAL PROVISIONS		1

1.1	Establishment and Purposes of Plan	1
1.2	Types of Awards	1
1.3	Effective Date	1

ARTICLE 2 - DEFINITIONS		1

ARTICLE 3 - ADMINISTRATION		4

3.1	General	4
3.2	Authority of the Committee	4
3.3	Delegation of Authority	5
3.4	Award Agreements	5

ARTICLE 4 - SHARES SUBJECT TO THE PLAN		5

4.1	Number of Shares	5
4.2	Individual Limits	6
4.3	Adjustment of Shares	6

ARTICLE 5 - STOCK OPTIONS		7

5.1	Grant of Options	7
5.2	Agreement	7
5.3	Option Price	7
5.4	Duration of Options	7
5.5	Exercise of Options	7
5.6	Payment	7
5.7	Nontransferability of Options	7
5.8	Special Rules for ISOs	8

ARTICLE 6 - STOCK APPRECIATION RIGHTS		8

6.1	Grant of SARs	8
6.2	Tandem SARs	8
6.3	Payment	8
6.4	Exercise of SARs	8

ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS		9

7.1	Grant of Restricted Stock	9
7.2	Restricted Stock Agreement	9
7.3	Nontransferability	9
7.4	Certificates	9
7.5	Dividends and Other Distributions	9
7.6	Restricted Stock Units (or RSUs)	9

ARTICLE 8 - PERFORMANCE SHARES		10

8.1	Grant of Performance Shares	10
8.2	Value of Performance Shares	10
8.3	Earning of Performance Shares	10
8.4	Form and Timing of Payment of Performance Shares	10
8.5	Nontransferability	10

i

ARTICLE 9 - PERFORMANCE MEASURES		10

ARTICLE 10 - BENEFICIARY DESIGNATION		11

ARTICLE 11 - DEFERRALS		11

ARTICLE 12 - WITHHOLDING		11

12.1	Tax Withholding	11
12.2	Share Withholding	11

ARTICLE 13 - FOREIGN EMPLOYEES		12

ARTICLE 14 - AMENDMENT AND TERMINATION		12

14.1	Amendment of Plan	12
14.2	Amendment of Award Agreement	12
14.3	Termination of Plan	12
14.4	Cancellation of Awards	12
14.5	Assumption or Cancellation of Awards Upon a Transaction	13

ARTICLE 15 - MISCELLANEOUS PROVISIONS		13

15.1	Restrictions on Shares	13
15.2	Rights of a Shareholder	13
15.3	No Implied Rights	13
15.4	Compliance with Laws\	14
15.5	Successors	14
15.6	Tax Elections	14
15.7	Legal Construction	14

MILLER INDUSTRIES, INC.

2005 EQUITY INCENTIVE PLAN

ARTICLE 1 - GENERAL PROVISIONS

1.1    Establishment and Purposes of Plan. Miller Industries, Inc., a Tennessee corporation (the “Company”), hereby establishes an equity incentive plan to be known as the “Miller Industries, Inc. 2005 Equity Incentive Plan” (the “Plan”), as set forth in this document. The objectives of the Plan are (i) to provide incentives to those individuals who contribute significantly to the long-term performance and growth of the Company and its affiliates; (ii) to attract, motivate and retain employees, consultants, advisors and other persons who perform services for the Company by providing compensation opportunities that are competitive with other companies; and (iii) to align the long-term financial interests of employees’ and other Eligible Participants with those of the Company’s shareholders.

1.2    Types of Awards. Awards under the Plan may be made to Eligible Participants in the form of (i) Incentive Stock Options, (ii) Nonqualified Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock, (v) Restricted Stock Units; (vi) Performance Shares, or any combination of the foregoing; provided, however, that only Eligible Participants who are Employees may receive grants of Incentive Stock Options.

1.3    Effective Date. The Plan shall be effective upon approval by the Company’s Board of Directors (the date of such approval being referred to herein as the “Effective Date”).

ARTICLE 2 - DEFINITIONS

Except where the context otherwise indicates, the following definitions apply:

2.1    “Agreement” means the written agreement evidencing an Award granted to the Participant under the Plan.

2.2    “Award” means an award granted to a Participant under the Plan that is an Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Performance Share, or combination of these.

2.3    “Board” means the Board of Directors of the Company.

2.4    “Cause” means, unless provided otherwise in the Agreement, any of the following reasons: (a) an act or acts by the Participant which have been found in an applicable court of law to constitute a felony (other than traffic-related offenses) or the failure of a Participant to contest prosecution for a felony; (b) an act or acts by Participant which are in the good faith judgment of the Board to be in violation of law or of policies of the Employer and which result in demonstrably material injury to the Company or any affiliate; (c) a Participant’s gross negligence, willful misconduct or dishonesty, any of which is directly or materially harmful to the business or reputation of the Company or any affiliate of the Company. For purposes of this Agreement, no act or failure to act by the Participant shall be deemed to be “willful” unless done or omitted to be done by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Employer. “Cause” shall be determined by the Committee. Notwithstanding the foregoing, if the Participant has entered into an employment agreement with the Employer that is binding as of the date of employment termination, and if such employment agreement defines “Cause,” then the definition of “Cause” in such agreement, in lieu of the definition provided above, shall apply to the Participant for purposes of the Plan.

2.5    “Change in Control” means any of the following events:

(a)    A change in control of a nature that would be required to be reported in response to any form or report of the Securities and Exchange Commission or any stock exchange on which the Company’s shares are listed which requires the reporting of a change in control of the Company;
1

(b)    When any “person,” as such term is used in Section 13(d) and 14(d) of the Exchange Act (other than the Company or a subsidiary or any Company or subsidiary employee benefit plan (including any trustee of such plan acting as trustee) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing forty percent (40%) or more of the combined voting power of the Company’s then outstanding securities;

(c)    When, during any period of two consecutive years during the existence of the Plan, the individuals who, at the beginning of such period, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, provided, however, that a director who was not a director at the beginning of such period shall be deemed to have satisfied the two-year requirement if such director was elected by, or on the recommendation of or with the approval of, at least three-quarters of the directors who were directors at the beginning of such period (either actually or by prior operation of this Section 2.5(c).

(d)    A complete liquidation or dissolution of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or

The occurrence of any other event or circumstance which is not covered by (a) through (d) above which the Committee determines affects control of the Company and constitutes a Change in Control for purposes of the Plan.

2.6    “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.

2.7    “Committee” means the Compensation Committee of the Board or such other committee consisting of two or more members as may be appointed by the Board to administer this Plan pursuant to Article 3. All members shall be independent directors within the meaning of the Listing Standards and any other standards as the Board or the Committee may prescribe from time to time; provided, however, that, (a) if the Committee is comprised of at least three directors, and (b) the Listing Standards permit one member of the Committee not to be independent within the meaning of the Listing Standards, then the Board may appoint a member who is not so independent, provided, further, that such appointment otherwise complies with the Listing Standards. If any member of the Committee does not qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act, and (ii) an “outside director” within the meaning of Section 162(m) of the Code, a subcommittee of the Committee shall be appointed to grant Awards to Named Executive Officers and to officers who are subject to Section 16 of the Act, and each member of such subcommittee shall satisfy the requirements of (i) and (ii) above. References to the Committee in the Plan shall include and, as appropriate, apply to any such subcommittee.

2.8    “Company” means Miller Industries, Inc., a Tennessee corporation, and its successors and assigns.

2.9    “Disability” means, (i) with respect to a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any, a condition with respect to which the Participant is entitled to commence benefits under such program, and (ii) with respect to any Participant (including a Participant who is eligible to participate in the Employer’s program of long-term disability insurance, if any), the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of six (6) months or more. The determination of Disability shall be made by the Committee.

2.10    “Effective Date” shall have the meaning ascribed to such term in Section 1.3 hereof.

2.11    “Eligible Participant” means an employee of the Employer (including an officer) as well as any other person, including a consultant or advisor who provides bona fide services to the Employer, as shall be determined by the Committee.

2.12    “Employer” means the Company and any entity during any period that it is a “parent corporation” or a “subsidiary corporation” with respect to the Company within the meaning of Sections 424(e) and 424(f) of the

2

Code. With respect to all purposes of the Plan, including but not limited to, the establishment, amendment, termination, operation and administration of the Plan, the Company shall be authorized to act on behalf of all other entities included within the definition of “Employer.”

2.13    “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended. All citations to sections of the Exchange Act or rules thereunder are to such sections or rules as they may from time to time be amended or renumbered.

2.14    “Fair Market Value” means the fair market value of a Share, as determined in good faith by the Committee as follows:

 (a)    if the Shares are listed on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Shares on such exchange on such date or, if no sale was reported on such date, on the last date preceding such date on which a sale was reported;

 (b)    if the Shares are quoted on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”) or other comparable quotation system and have been designated as a National Market System (“NMS”) security, Fair Market Value on any date shall be the last sale price reported for the Shares on such system on such date or on the last day preceding such date on which a sale was reported;

 (c)    If the Shares are quoted on the NASDAQ and have not been designated a NMS Security, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Shares on such system on such date; or

 (d)    if (a), (b) and (c) do not apply, on the basis of the good faith determination of the Committee.

For purposes of subsection (a) above, if Shares are traded on more than one securities exchange then the following exchange shall be referenced to determine Fair Market Value: (i) the New York Stock Exchange (“NYSE”), or (ii) if shares are not traded on the NYSE, the NASDAQ, or (iii) if shares are not traded on the NYSE or NASDAQ, the largest regional exchange on which Shares are traded.

2.15    “Incentive Stock Option” or “ISO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is intended to meet the requirements of Section 422 of the Code.

2.16    “Insider” shall mean an individual who is, on the relevant date, subject to the reporting requirements of Section 16(a) of the Act.

2.17     “Listing Standards” means the listing standards of any exchange or self-regulatory organization which lists or quotes the securities of the Company.

2.18    “Named Executive Officer” means a Participant who is one of the group of “covered employees” as defined in the regulations promulgated or other guidance issued under Section 162(m) of the Code, as determined by the Committee.

2.19    “Nonqualified Stock Option” or “NQSO” means an Option granted to an Eligible Participant under Article 5 of the Plan which is not intended to meet the requirements of Section 422 of the Code.

2.20    “Option” means an Incentive Stock Option or a Nonqualified Stock Option.

2.21    “Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.22    “Participant” means an Eligible Participant to whom an Award has been granted.
3

2.23    “Performance Measures” means the performance measures set forth in Article 9 which are used for performance based Awards to Named Executive Officers.

2.24    “Performance Share” means an Award under Article 8 of the Plan that is valued by reference to a Share, which value may be paid to the Participant by delivery of such property as the Committee shall determine, including without limitation, cash or Shares, or any combination thereof, upon achievement of such performance objectives during the relevant performance period as the Committee shall establish at the time of such Award or thereafter, but not later than the time permitted by Section 162(m) of the Code in the case of a Named Executive Officer, unless the Committee determines not to comply with Section 162(m) of the Code.

2.25    “Permitted Transferee” means any members of the immediate family of the Participant (i.e., spouse, children, and grandchildren), any trusts for the benefit of such family members or any partnerships whose only partners are such family members.

2.26    “Plan” means the Miller Industries, Inc. 2005 Equity Incentive Plan, as set forth herein and as it may be amended from time to time.

2.27    “Restricted Stock” means an Award of Shares under Article 7 of the Plan, which Shares are issued with such restriction(s) as the Committee, in its sole discretion, may impose, including without limitation, any restriction on the right to retain such Shares, to sell, transfer, pledge or assign such Shares, to vote such Shares, and/or to receive any cash dividends with respect to such Shares, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.28    “Restricted Stock Units” or “RSUs” means a right granted under Article 7 of the Plan to receive a number of Shares or a cash payment for each such Share equal to the Fair Market Value of a Share on a specified date.

2.29    “Restriction Period” means the period commencing on the date an Award of Restricted Stock or Restricted Stock Units is granted and ending on such date as the Committee shall determine.

2.30    “Retirement” means termination of employment other than for Cause after a Participant has (i) attained age 65; or (ii) reached the age of 55 years and has completed at least 10 years of service.

2.31    “Share” means one share of common stock of the Company, and as such Share may be adjusted pursuant to the provisions of Section 4.3 of the Plan.

2.32    “Stock Appreciation Right” or “SAR” means an Award granted under Article 6 which provides for an amount payable in Shares and/or cash, as determined by the Committee, equal to the excess of the Fair Market Value of a Share on the day the Stock Appreciation Right is exercised over the specified purchase or exercise price.

ARTICLE 3 - ADMINISTRATION

3.1     General. This Plan shall be administered by the Committee. The Committee, in its discretion, may delegate to one or more of its members, or to officers of the Company, such of its powers as it deems appropriate.

3.2     Authority of the Committee.

(a)    The Committee shall have the exclusive right to interpret, construe and administer the Plan, to select the Eligible Participants who are eligible to receive an Award, and to act in all matters pertaining to the granting of an Award and the contents of the Agreement evidencing the Award, including without limitation, the determination of the number of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, or Performance Shares subject to an Award and the form, terms, conditions and duration of each Award, and any amendment thereof consistent with the provisions of the Plan. The

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Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan, as it deems appropriate.

(b)    The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Agreement in the manner and to the extent it shall deem desirable to carry it into effect.

(c)    In the event the Company shall assume outstanding employee benefit awards or the right or obligation to make future such awards in connection with the acquisition of another corporation or business entity, the Committee may, in its discretion, make such adjustments in the terms of Awards under the Plan as it shall deem appropriate.

(d)    All acts, determinations and decisions of the Committee made or taken pursuant to grants of authority under the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all parties, including the Company, its shareholders, Participants, Eligible Participants and their estates, beneficiaries and successors.

3.3    Delegation of Authority. Except with respect to Named Executive Officers and Insiders, the Committee may, at any time and from time to time, delegate to one or more persons any or all of its authority under Section 3.2, to the full extent permitted by law.

3.4    Award Agreements. Each Award granted under the Plan shall be evidenced by a written Agreement. Each Agreement shall be subject to and incorporate, by reference or otherwise, the applicable terms and conditions of the Plan, and any other terms and conditions, not inconsistent with the Plan, as may be imposed by the Committee, including without limitation, provisions related to the consequences of termination of employment. A copy of such document shall be provided to the Participant, and the Committee may, but need not, require that the Participant sign a copy of the Agreement.

ARTICLE 4 - SHARES SUBJECT TO THE PLAN

4.1    Number of Shares.

(a)    Subject to adjustment as provided in (b) below and in Section 4.3, the aggregate number of Shares which are available for issuance pursuant to Awards under the Plan is one million one hundred thousand (1,100,000) Shares, plus the number of Shares subject to outstanding grants on the Effective Date under the Company’s 1994 Stock Option and Incentive Plan, which expire, are forfeited or otherwise terminate without delivery of Shares; provided, however, at no time may the Committee make grants hereunder if after giving effect to the grant, the number of Shares subject to outstanding grants under the Plan and the Company’s 1994 Stock Option and Incentive Plan will exceed 15.0% of the aggregate number of Shares issued and outstanding, or a total of one million eight hundred thousand (1,800,000) Sharres. All of the Shares available for issuance under the Plan (but in no event more than one million eight hundred thousand (1,800,000) Shares may be issued pursuant to Incentive Stock Options. If Options, Restricted Stock or Restricted Stock Units are issued in respect of options, restricted stock, or restricted stock units of an entity acquired, by merger or otherwise, by the Company (or any subsidiary of the Company or any Employer), to the extent such issuance shall not be inconsistent with the terms, limitations and conditions of Code Section 422 or Exchange Act Rule 16b-3, the aggregate number of Shares for which Awards may be made hereunder shall automatically be increased by the number of Shares subject to Awards so issued. Such Shares shall be made available from Shares currently authorized but unissued or Shares currently held (or subsequently acquired) by the Company as treasury shares, including Shares purchased in the open market or in private transactions.

(b)    The following rules shall apply for purposes of the determination of the number of Shares available for grant under the Plan:

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 (i)    If, for any reason, any Shares awarded or subject to purchase under the Plan or the Company’s 1994 Stock Option and Incentive Plan are not delivered or purchased, or are reacquired by the Company, for reasons, including, but not limited to, a forfeiture of Restricted Stock, an exercise of a Stock Appreciation Right with delivery of fewer Shares than are subject to the Stock Appreciation Right, or the termination, expiration or cancellation of an Option, Stock Appreciation Right, Restricted Stock Unit, Performance Share (“Returned Shares”), such Returned Shares shall not be charged against the aggregate number of Shares available for issuance pursuant to Awards under the Plan and shall again be available for issuance pursuant to an Award under the Plan. If the exercise price and/or tax withholding obligation under an Award is satisfied by tendering Shares to the Company (either by actual delivery or attestation) or by reducing the number of Shares to be delivered to the Participant, only the number of Shares issued net of the Shares so tendered or withheld shall be deemed delivered for purposes of determining the maximum number of Shares available for issuance under the Plan.

 (ii)    Each Performance Share awarded that may be settled in Shares shall be counted as one Share subject to an Award. Performance Shares that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan.

 (iii)    Each Stock Appreciation Right or Restricted Stock Unit that may be settled in Shares shall be counted as one Share subject to an award. Stock Appreciation Rights or Restricted Stock Units that may not be settled in Shares (or that may be settled in Shares but are not) shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan. In addition, if a Stock Appreciation Right is granted in connection with an Option and the exercise of the Stock Appreciation Right results in the loss of the Option right, the Shares that otherwise would have been issued upon the exercise of such related Option shall not result in a charge against the aggregate number of Shares available for issuance pursuant to Awards under this Plan. Upon exercise of a Stock Appreciation Right, only the actual number of Shares delivered shall be charged against the aggregate number of Shares available, and any additional Shares that were the subject of the Stock Appreciation Right shall again be available for grant of Awards.

4.2        Individual Limits. Except to the extent the Committee determines that an Award to a Named Executive Officer shall not comply with the performance-based compensation provisions of Section 162(m) of the Code, the following rules shall apply to Awards under the Plan:

               (a)    Options and SARs. The maximum number of Options and Stock Appreciation Rights that, in the aggregate, may be granted in any one calendar year to any one Participant shall be two hundred-fifty thousand (250,000).

          (b)    Restricted Stock, Restricted Stock Units and Performance Shares. The maximum aggregate number of Shares of Restricted Stock, number of Restricted Stock Units or Performance Shares that may be granted in any one calendar year to any one Participant shall be one hundred thousand (100,000) Shares.

4.3       Adjustment of Shares. If any change in corporate capitalization, such as a stock split, reverse stock split, stock dividend, or any corporate transaction such as a reorganization, reclassification, merger or consolidation or separation, including a spin-off, of the Company or sale or other disposition by the Company of all or a portion of its assets, any other change in the Company’s corporate structure, or any distribution to shareholders (other than a cash dividend) results in the outstanding Shares, or any securities exchanged therefor or received in their place, being exchanged for a different number or class of shares or other securities of the Company, or for shares of stock or other securities of any other corporation; or new, different or additional shares or other securities of the Company or of any other corporation being received by the holders of outstanding Shares; then equitable adjustments shall be made by the Committee, as it determines are necessary and appropriate, in:

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(a)    the limitations on the aggregate number of Shares that may be awarded as set forth in Section 4.1, including, without limitation, with respect to Incentive Stock Options;

(b)    the limitations on the aggregate number of Shares that may be awarded to any one single Participant as set forth in Section 4.2;

(c)    the number and class of Shares that may be subject to an Award, and which have not been issued or transferred under an outstanding Award;

(d)    the Option Price under outstanding Options and the number of Shares to be transferred in settlement of outstanding Stock Appreciation Rights; and

(e)    the terms, conditions or restrictions of any Award and Agreement, including the price payable for the acquisition of Shares; provided, however, that all such adjustments made in respect of each ISO shall be accomplished so that such Option shall continue to be an incentive stock option within the meaning of Section 422 of the Code.

ARTICLE 5 - STOCK OPTIONS

5.1    Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Eligible Participants at any time and from time to time as shall be determined by the Committee. The Committee shall have sole discretion in determining the number of Shares subject to Options granted to each Participant. The Committee may grant a Participant ISOs, NQSOs or a combination thereof, and may vary such Awards among Participants; provided that only an employee of the Employer may be granted ISOs.

5.2    Agreement. Each Option shall be evidenced by an Agreement that shall specify the Option Price, the duration of the Option, the number of Shares to which the Option pertains and such other provisions as the Committee shall determine. The Option Agreement shall further specify whether the Award is intended to be an ISO or an NQSO. Any portion of an Option that is not designated in the Agreement as an ISO or otherwise fails or is not qualified as an ISO (even if designated as an ISO) shall be an NQSO.

5.3    Option Price. The Option Price for each grant of an Option shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date the Option is granted.

5.4    Duration of Options. Each Option shall expire at such time as the Committee shall determine at the time of grant; provided, however, that no Option shall be exercisable later than the tenth (10th) anniversary of its grant date.

5.5    Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, including conditions related to the employment of or provision of services by the Participant with the Company or any Employer, which need not be the same for each grant or for each Participant. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events as specified in the Agreement.

5.6    Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares. The Option Price upon exercise of any Option shall be payable to the Company in full, either: (a) in cash, (b) cash equivalent approved by the Committee, (c) unless not permitted by the Committee, by tendering previously acquired Shares (or delivering a certification or attestation of ownership of such Shares) having an aggregate Fair Market Value at the time of exercise equal to the total Option Price (provided that the tendered Shares must have been held by the Participant for any period required by the Committee), or (d) by a combination of (a), (b) and (c). The Committee also may allow cashless exercises as permitted under Federal Reserve Board’s Regulation T, subject to applicable securities law restrictions, or by any other means which the Committee determines to be consistent with the Plan’s purpose and applicable law.

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5.7    Nontransferability of Options.

(a)    Incentive Stock Options. No ISO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant.

(b)    Nonqualified Stock Options. Except as otherwise provided in a Participant’s Agreement with respect to transfers to Permitted Transferees (any such transfers being subject to applicable laws, rules and regulations), no NQSO may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Agreement, all NQSOs granted to a Participant shall be exercisable during his or her lifetime only by such Participant. In the event of a transfer permitted by the Agreement, appropriate evidence of any transfer to the Permitted Transferees shall be delivered to the Company at its principal executive office. If all or part of an Option is transferred to a Permitted Transferee, the Permitted Transferee’s rights thereunder shall be subject to the same restrictions and limitations with respect to the Option as the Participant.

5.8    Special Rules for ISOs. Notwithstanding the above, in no event shall any Participant who owns (within the meaning of Section 424(d) of the Code) shares of the Company possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company be eligible to receive an ISO at an Option Price less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted or be eligible to receive an ISO that is exercisable later than the fifth (5th) anniversary date of its grant. No Participant may be granted ISOs (and/or incentive stock options under any other incentive stock option plans of the Employer) which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date an Option is granted) that exceeds One Hundred Thousand Dollars ($100,000).

ARTICLE 6 - STOCK APPRECIATION RIGHTS

6.1    Grant of SARs. A Stock Appreciation Right may be granted to an Eligible Participant in connection with an Option granted under Article 5 of this Plan or may be granted independently of any Option. A Stock Appreciation Right shall entitle the holder, within the specified period (which may not exceed 10 years), to exercise the SAR and receive in exchange therefor a payment having an aggregate value equal to the amount by which the Fair Market Value on the exercise date exceeds the specified purchase price (which, unless provided otherwise, shall be the Fair Market Value on the grant date), times the number of Shares with respect to which the SAR is exercised. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement. A SAR granted in connection with an Option (a “Tandem SAR”) shall entitle the holder of the related Option, within the period specified for the exercise of the Option, to surrender the unexercised Option, or a portion thereof, and to receive in exchange therefore a payment having an aggregate value equal to the amount by which the Fair Market Value on the exercise date exceeds the Option Price , times the number of Shares under the Option, or portion thereof, which is surrendered. SARs shall be subject to the same transferability restrictions as Nonqualified Stock Options.

6.2    Tandem SARs. Each Tandem SAR shall be subject to the same terms and conditions as the related Option, including limitations on transferability, and shall be exercisable only to the extent such Option is exercisable and shall terminate or lapse and cease to be exercisable when the related Option terminates or lapses. The grant of Stock Appreciation Rights related to ISOs must be concurrent with the grant of the ISOs. With respect to NQSOs, the grant either may be concurrent with the grant of the NQSOs, or in connection with NQSOs previously granted under Article 5, which are unexercised and have not terminated or lapsed.

6.3    Payment. The Committee shall have sole discretion to determine in each Agreement whether the payment with respect to the exercise of an SAR will be in the form of all cash, all Shares, or any combination thereof. If payment is to be made in Shares, the number of Shares shall be determined based on the Fair Market Value on the date of exercise. If the Committee elects to make full payment in Shares, no fractional Shares shall be issued and cash payments shall be made in lieu of fractional shares. The Committee shall have sole discretion as to the timing of any payment made in cash or Shares, or a combination thereof, upon exercise of SARs. Payment may

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be made in a lump sum, in annual installments or may be otherwise deferred; and the Committee shall have sole discretion to determine whether any deferred payments may bear amounts equivalent to interest or cash dividends.

6.4    Exercise of SARs. Upon exercise of a Tandem SAR, the number of Shares subject to exercise under any related Option shall automatically be reduced by the number of Shares represented by the Option or portion thereof which is surrendered.

ARTICLE 7 - RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grant of Restricted Stock. Awards of Restricted Stock may be made either alone or in addition to or in tandem with other Awards and may be current grants of Restricted Stock or deferred grants of Restricted Stock.

7.2    Restricted Stock Agreement. The Restricted Stock Agreement shall set forth the terms of the Award, as determined by the Committee, including, without limitation, the purchase price, if any, to be paid for such Restricted Stock, which may be more than, equal to, or less than Fair Market Value and may be zero, subject to such minimum consideration as may be required by applicable law; any restrictions applicable to the Restricted Stock such as continued service or achievement of Performance Measures, the length of the Restriction Period and whether any circumstances, such as death, Disability, or a Change in Control, will shorten or terminate the Restriction Period; and rights of the Participant to vote or receive dividends with respect to the Shares during the Restriction Period.

7.3    Nontransferability. Except as otherwise provided in this Article 7, no shares of Restricted Stock nor any Restricted Stock Units received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of during the Restriction Period.

7.4    Certificates. Upon an Award of Restricted Stock to a Participant, Shares of Restricted Stock shall be registered in the Participant’s name (or an appropriate book entry shall be made). Certificates, if issued, may (a) either be held in custody by the Company until the Restriction Period expires or until restrictions thereon otherwise lapse (b) and/or be issued to and registered in the name of the Participant, bearing an appropriate restrictive legend and remaining subject to appropriate stop-transfer orders. If required by the Committee, the Participant shall deliver to the Company one or more stock powers endorsed in blank relating to the Restricted Stock. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, unrestricted certificates for such shares shall be delivered to the Participant; provided, however, that the Committee may cause such legend or legends to be placed on any such certificates as it may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission and any applicable federal or state law.

7.5    Dividends and Other Distributions. Except as provided in this Article 7 or in the Award Agreement, a Participant receiving Restricted Stock shall have, with respect to such Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and the right to receive any dividends; provided, however, the Committee may require that any dividends on such Shares of Restricted Stock shall be automatically deferred and reinvested in additional Restricted Stock subject to the same restrictions as the underlying Award, or may require that dividends and other distributions on Restricted Stock shall be paid to the Company for the account of the Participant. The Committee shall determine whether interest shall be paid on such amounts, the rate of any such interest, and the other terms applicable to such amounts. In addition, with respect to Named Executive Officers, the Committee may apply any restrictions it deems appropriate to the payment of dividends declared with respect to Restricted Stock such that the dividends and/or Restricted Stock maintain eligibility for the performance-based compensation exception under Section 162(m) of the Code.

7.6    Restricted Stock Units (or RSUs). Awards of Restricted Stock Units may be made to Eligible Participants in accordance with the following terms and conditions:

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(a)    The Committee, in its discretion, shall determine the number of RSUs to grant to a Participant, the Restriction Period and other terms and conditions of the Award, including whether the Award will be paid in cash, Shares or a combination of the two and the time when the Award will be payable (i.e., at vesting, termination of employment or another date).

(b)    Unless the Agreement provides otherwise, RSUs shall not be sold, transferred or otherwise disposed of and shall not be pledged or otherwise hypothecated.

(c)    Restrictions upon RSUs awarded hereunder shall lapse at such time or times and on such terms and conditions as the Committee may provide in the Agreement. Unless the Agreement provides otherwise, in the event of a Change in Control, all restrictions upon any RSUs shall lapse immediately and all such RSUs shall become fully vested in the Participant.

(d)    The Agreement shall set forth the terms and conditions that shall apply upon the termination of the Participant’s employment with the Employer (including a forfeiture of RSUs for which the restrictions have not lapsed upon Participant’s ceasing to be employed) as the Committee may, in its discretion, determine at the time the Award is granted.

ARTICLE 8 - PERFORMANCE SHARES

8.1    Grant of Performance Shares. Performance Shares may be granted to Participants in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

8.2    Value of Performance Shares. Each Performance Share shall have an initial value equal to the Fair Market Value on the date of grant. The Committee shall set the Performance Measures in its discretion which, depending on the extent to which they are met, will determine the number of Performance Shares that will be paid out to the Participant. For purposes of this Article 8, the time period during which the Performance Measures must be met shall be called a “Performance Period”.

8.3    Earning of Performance Shares. Subject to the terms of this Plan, after the applicable Performance Period has ended, the holder of Performance Shares shall be entitled to receive a payout of the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding Performance Measures have been achieved. The Committee may provide in the Agreement for automatic accelerated vesting and other rights upon the occurrence of a Change in Control or upon the occurrence of other events specified in the Agreement.

8.4    Form and Timing of Payment of Performance Shares. Subject to the terms of this Plan, the Committee, in its sole discretion, may pay earned Performance Shares in the form of cash or in Shares (or in a combination thereof) which has an aggregate Fair Market Value equal to the value of the earned Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form and timing of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

Except as otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to receive any dividends declared with respect to Shares earned in connection with Performance Shares, that have not yet been distributed to the Participant (such dividends shall be subject to the same accrual, forfeiture, and payout restrictions as apply to dividends earned with respect to Restricted Stock, as set forth in Section 7.5 herein). In addition, unless otherwise provided in the Participant’s Award Agreement, a Participant shall be entitled to exercise full voting rights with respect to such earned Shares.

8.5    Nontransferability. Except as otherwise provided in a Participant’s Award Agreement, Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement, a Participant’s rights under the Plan shall be exercisable during the Participant’s lifetime only by the Participant or the Participant’s legal representative.
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ARTICLE 9 - PERFORMANCE MEASURES

Until the Committee proposes for shareholder vote and shareholders approve a change in the general Performance Measures set forth in this Article 9, the attainment of which may determine the degree of payout and/or vesting with respect to Named Executive Officers’ Awards that are intended to qualify under the performance-based compensation provisions of Section 162(m) of the Code, the Performance Measure(s) to be used for purposes of such Awards shall be chosen from among the following (which may relate to the Company or a business unit, division or subsidiary): earnings, earnings per share, consolidated pre-tax earnings, net earnings, operating income, EBIT (earnings before interest and taxes), EBITDA (earnings before interest, taxes, depreciation and amortization), gross margin, revenues, revenue growth, market value added, economic value added, return on equity, return on investment, return on assets, return on net assets, return on capital employed, total shareholder return, profit, economic profit, capitalized economic profit, after-tax profit, pre-tax profit, cash flow measures, cash flow return, sales, sales volume, revenues per employee, stock price, cost, or goals related to acquisitions or divestitures. The Committee can establish other Performance Measures for performance Awards granted to Eligible Participants that are not Named Executive Officers.

The Committee shall be authorized to make adjustments in performance based criteria or in the terms and conditions of other Awards in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee shall also have the discretion to adjust the determinations of the degree of attainment of the pre-established Performance Measures; provided, however, that Awards which are designed to qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, and which are held by Named Executive Officers, may not be adjusted upward (except as a result of adjustments permitted by this paragraph), but the Committee shall retain the discretion to adjust such Awards downward.

If applicable tax and/or securities laws change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards which shall not qualify for the performance-based compensation exception from the deductibility limitations of Section 162(m) of the Code, the Committee may make such grants without satisfying the requirements of Section 162(m) of the Code.

ARTICLE 10 - BENEFICIARY DESIGNATION

Each Participant may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

ARTICLE 11 - DEFERRALS

The Committee may permit a Participant to defer under this Plan or to a separate deferred compensation arrangement of the Company such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or goals with respect to Performance Shares. If any such deferral election is permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment deferrals, which shall be intended to comply with Code Section 409A.

ARTICLE 12 - WITHHOLDING

12.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes,

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domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of any Award.

12.2    Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock, or upon any other taxable event arising as a result of any Awards, Participants shall, unless other arrangements are made with the consent of the Committee, satisfy the withholding requirement by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to not more than the minimum amount of tax required to be withheld with respect to the transaction. All such elections shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

ARTICLE 13 - FOREIGN EMPLOYEES

In order to facilitate the making of any grant of Awards under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Employer outside of the United States of America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom, which special terms may be contained in an Appendix attached hereto. Moreover, the Committee may approve such supplements to or amendments, restatements or alternative versions of this Plan as it may consider necessary or appropriate for such purposes, without thereby affecting the terms of this Plan as in effect for any other purpose, and the Secretary or other appropriate officer of the Company may certify any such document as having been approved and adopted in the same manner as this Plan. No such special terms, supplements, amendments or restatements, however, shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the shareholders of the Company.

ARTICLE 14 - AMENDMENT AND TERMINATION

14.1    Amendment of Plan. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards previously granted under the Plan, unless the affected Participants consent in writing. To the extent required by Section 162(m) or 422 of the Code, other applicable law, and/or any Listing Standards, no amendment shall be effective unless approved by the shareholders of the Company.

14.2    Amendment of Award Agreement. The Committee may, at any time, amend outstanding Agreements in a manner not inconsistent with the terms of the Plan; provided, however, except as provided in Section 14.4, if such amendment is adverse to the Participant, as determined by the Committee, the amendment shall not be effective unless and until the Participant consents, in writing, to such amendment. To the extent not inconsistent with the terms of the Plan, the Committee may, at any time, amend an outstanding Agreement in a manner that is not unfavorable to the Participant without the consent of such Participant. Notwithstanding the above provision, the Committee shall not have the authority to decrease the Option Price of any outstanding Option, except in accordance with Section 4.3 or unless such an amendment is approved by the shareholders of the Company.

14.3    Termination of Plan. No Awards shall be granted under the Plan on or after the 10th anniversary of the Effective Date of the Plan.

14.4    Cancellation of Awards. The Committee may provide in the Award Agreement that if a Participant engages in any “Detrimental Activity” (as defined below), the Committee may, notwithstanding any other provision in this Plan to the contrary, cancel, rescind, suspend, withhold or otherwise restrict or limit any unexpired, unexercised, unpaid or deferred Award as of the first date the Participant engages in the Detrimental Activity, unless sooner terminated by operation of another term of this Plan or any other agreement. Without limiting the generality of the foregoing, the Agreement may also provide that if the Participant exercises an Option or SAR, receives a Performance Share or Restricted Stock Unit payout, or receives Shares under an Award at any time during the period beginning six months prior to the date the Participant first engages in Detrimental Activity and ending six months after the date the Participant ceases to engage in any Detrimental Activity, the Participant shall be required to pay to the Company the excess of the then fair market value of the Shares subject to the Award over the total price paid by the Participant for such Shares.

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For purposes of this Section, “Detrimental Activity” means any of the following activities as may be further defined by the Committee in the Award Agreement and as determined by the Committee in good faith: (i) the violation of any agreement between the Company and the Participant relating to the disclosure of confidential information or trade secrets, the solicitation of employees, customers, suppliers, licensees, licensors or contractors, or the performance of competitive services; (ii) conduct that constitutes Cause (as defined in Section 2.4 above), whether or not the Participant’s employment is terminated for Cause; or (iii) other activities that adversely impact the Company or its business in a material way; provided, that the Committee may provide in the Agreement that only certain of the restrictions provided above apply for purposes of the Award Agreement.

14.5    Assumption or Cancellation of Awards Upon a Transaction. In the event of a proposed sale of all or substantially all of the assets or stock of the Company, the merger of the Company with or into another corporation such that shareholders of the Company immediately prior to the merger exchange their Shares of stock in the Company for cash and/or shares of another entity or any other Change in Control or corporate transaction to which the Committee deems this provision applicable (any such event is referred to as a “Transaction”), the Committee may, in its discretion, cause each Award to be assumed or for an equivalent Award to be substituted by the successor corporation or a parent or subsidiary of such successor corporation (and adjusted as appropriate).

In addition or in the alternative, the Committee, in its discretion, may determine that all or certain types of Awards will be cancelled at or immediately prior to the time of the Transaction; provided, however, that at least 30 days prior to the Transaction (or, if not feasible to provide 30 days notice, within a reasonable period prior to the Transaction), the Committee notifies the Participant that, subject to rescission if the Transaction is not successfully completed within a certain period, the Award will be terminated and provides the Participant, either, at the election of the Committee, (i) a payment (in cash or Shares) equal to value of the Award, as determined below, or (ii) the right to exercise the Option or other Award as to all Shares, including Shares as to which the Option or other Award would not otherwise be exercisable (or with respect to Restricted Stock, RSUs, Performance Shares or Performance Units, provide that all restrictions shall lapse) prior to the Transaction. For purposes of this provision, the value of the Award shall be measured as of the date of the Transaction and shall equal the amount of cash or Shares that would be payable to the Participant upon exercise or vesting of the Award, less the amount of any payment required to be tendered by the Participant upon such exercise. For example, the amount payable to the Participant upon the Committee’s decision to cancel outstanding Options would equal the difference between the Fair Market Value of the Options and the Exercise Price for such Options, computed as of the date of the Transaction.

ARTICLE 15 - MISCELLANEOUS PROVISIONS

15.1    Restrictions on Shares. All certificates for Shares delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any Listing Standards, and any applicable federal or state laws, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Company.

Notwithstanding any other provision of the Plan, the Company shall have no liability to deliver any Shares under the Plan or make any other distribution of the benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity.

15.2    Rights of a Shareholder. Except as otherwise provided in Article 7 of the Plan and in the Restricted Stock Agreement, each Participant who receives an Award of Restricted Stock shall have all of the rights of a shareholder with respect to such Shares, including the right to vote the Shares to the extent, if any, such Shares possess voting rights and receive dividends and other distributions. Except as provided otherwise in the Plan or in an Agreement, no Participant awarded an Option, Stock Appreciation Right, Restricted Stock Unit or Performance Share shall have any right as a shareholder with respect to any Shares covered by such Award prior to the date of issuance to him or her of a certificate or certificates for such Shares.

15.3    No Implied Rights. Nothing in the Plan or any Award shall confer upon any Participant any right to continue in the service of the Employer, or interfere in any way with the right of the Employer to terminate the

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Participant’s employment or other service relationship for any reason at any time. Unless otherwise determined by the Committee, no Award shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan, severance program, or other arrangement of the Employer for the benefit of its employees. No Participant shall have any claim to an Award until it is actually granted under the Plan. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Company.

15.4    Compliance with Laws.

 (a)    At all times when the Committee determines that compliance with Section 162(m) of the Code is required or desirable, all Awards to Named Executive Officers shall comply with the requirements of Section 162(m) of the Code. In addition, in the event that changes are made to Section 162(m) of the Code to permit greater flexibility with respect to any Awards, the Committee may, subject to the requirements of Article 14, make any adjustments it deems appropriate.

 (b)    The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any United States government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not Insiders.

15.5    Successors. The terms of the Plan shall be binding upon the Company, and its successors and assigns (whether by purchase, merger, consolidation or otherwise).

15.6    Tax Elections. Each Participant agrees to give the Committee prompt written notice of any election made by such Participant under Section 83(b) of the Code or any similar provision thereof.

15.7    Legal Construction.

 (a)    Severability. If any provision of this Plan or an Agreement is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Agreement, it shall be stricken and the remainder of the Plan or the Agreement shall remain in full force and effect.

 (b)    Gender and Number. Where the context admits, words in any gender shall include the other gender, words in the singular shall include the plural and words in the plural shall include the singular.

 (c)    Governing Law. To the extent not preempted by federal law, the Plan and all Agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Tennessee.

 (d)    Compliance with Code Section 409A. The Plan is intended to satisfy the requirements of Code Section 409A and any regulations or guidance that may be adopted thereunder from time to time, including any transition relief available under applicable guidance related to Code Section 409A. The Plan may be amended or interpreted by the Committee as it determines necessary or appropriate in accordance with Code Section 409A and to avoid a plan failure under Code Section 409A(a)(1).

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IN WITNESS WHEREOF, this Plan is executed as of the 27th day of April, 2005.

MILLER INDUSTRIES, INC

By:	/s/ J. Vincent Mish
J. Vincent Mish
Executive Vice President and Chief Financial Officer

ATTEST:

/s/ Frank Madonia
Secretary